Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(a)(5). Parent agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

(Mudrick Entities)

This CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT (this “Convertible Note Subscription Agreement”) is entered into on May 11, 2022, by and among InterPrivate II Acquisition Corp., to be renamed Getaround, Inc., a Delaware corporation (the “Issuer”), and Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the “Subscriber”).

WHEREAS, on May 11, 2022, the Issuer, TMPST Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Issuer (“Merger Sub I”), TMPST Merger Sub II, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Issuer (“Merger Sub II”), and Getaround, Inc., a Delaware corporation (“Getaround”), entered into an Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time, and together with the exhibits and schedules thereto, the “Transaction Agreement”) pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, (i) Merger Sub I will merge with and into Getaround (the “First Merger”), with Getaround being the surviving entity in the merger and continuing (immediately following the First Merger) as a wholly-owned subsidiary of the Issuer (the “Surviving Corporation”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation shall be merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II being the surviving entity in the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of the Issuer (the “Business Combination” and, together with the other transactions contemplated by the Transaction Agreement to be completed on and prior to the Closing Date (as defined below), the “Transactions”);

WHEREAS, the Issuer may seek to enter into subscription agreements (the “PIPE Subscription Agreements”) with certain institutional accredited investors or qualified institutional buyers (collectively, the “PIPE Investors”), pursuant to which such the Issuer may seek to sell and issue Class A Common Stock in one or more private placements (as defined below) (collectively the “PIPE Transactions”) substantially concurrently with the consummation of the Transactions (the “Closing Date”); and

WHEREAS, in connection with the Transactions, and substantially contemporaneously with the Closing Date, the Subscriber desires to subscribe for and purchase senior secured convertible notes (the “Convertible Notes”) of and from the Issuer substantially in the form attached as an exhibit to the Indenture (as defined below) for an aggregate purchase price of 100% of the principal amount of the Convertible Notes (the “Purchase Price”), and the Issuer desires to issue and sell to the Subscriber the Convertible Notes in consideration of the payment of the Purchase Price by or on behalf of the Subscriber to the Issuer.

WHEREAS, in connection with the issuance of the Convertible Notes on the Closing Date, the Issuer and U.S. Bank National Association, as trustee and paying agent (the “Trustee”) will enter into an indenture in respect of the Convertible Notes (the “Indenture”), substantially in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription and Assignment.

(a) Subject to the terms and conditions hereof, effective upon delivery of the Stockholder Consent (as defined in the Transaction Agreement, as the same exists on the date hereof as provided to Subscriber) to the Issuer and the Subscriber, the Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to the Subscriber, at the Closing (as defined below), the Convertible Notes in a minimum aggregate principal amount of $100 million (such subscription and issuance, the “Subscription”); provided that upon satisfaction of the conditions set forth in Appendix A hereto, the amount of the Subscription shall increase, at the election of the Issuer and Getaround, as provided in Appendix A..

(b) In consideration for the Subscriber’s agreement to the Subscription hereunder:

(i)

Commitment Fee. The Issuer agrees to issue, within 100 trading days following the Closing Date, a number of warrants (the “Note Warrants”) in substantially the same form as the Public Warrants (as defined in the warrant agreement, dated as of March 4, 2021, by and among the Issuer and Continental Stock Transfer & Trust Company (the “Warrant Agreement”)), each representing the right to purchase one share of Class A Common Stock (as defined below), that are exercisable for shares of Class A Common Stock having an aggregate value equal to $3,500,000, based upon a value of $1.25 per Note Warrant (the “Note Warrant Value”); provided that the Note Warrant Value shall be adjusted upward or downward to reflect the volume weighted average trading price (“VWAP”) reported by Bloomberg LP (subject to customary proportionate adjustments affecting the outstanding shares of Class A Common Stock) of the equivalent publicly-traded warrants of the Issuer during the 90 trading days following the Closing Date, subject to a maximum upward or downward adjustment of $0.75 per Note Warrant. The Note Warrants and shares of Class A Common Stock issuable upon exercise thereof shall have the same registration rights as the Underlying Shares as set forth in Section 5 hereof. Notwithstanding the foregoing, the Issuer shall have the right to pay cash in lieu of issuing the Note Warrants to the Subscriber; provided that such cash amount shall be equal to $3,500,000.

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(ii)

Backstop Fee. The Issuer agrees to pay to the Subscriber within 100 trading days following the Closing Date (the “Backstop Fee Payment Deadline”), a fee equal to $5.25 million (the “Backstop Fee”); provided that if, from the date of this Convertible Note Subscription Agreement until 30 days after the first public filing of the proxy statement or Registration Statement on Form S-4, as applicable, relating to the approval of the Business Combination and related matters (the “PIPE Offering Period”), the Issuer enters into subscription agreements with PIPE Investors for the purchase of up to $75 million PIPE Investor Convertible Notes in accordance with the provisions of Appendix A hereto, then the Backstop Fee payable to the Subscriber will be reduced by an amount equal to 3% of the purchase price of the PIPE Investor Convertible Notes subscribed for by such PIPE Investors during the PIPE Offering Period, and the amount of such reduction will be paid to such PIPE Investors in lieu of payment of such amount to the Subscriber; provided that for purposes of this Convertible Note Subscription Agreement any such fee paid to PIPE Investors will not be treated as a discount to the applicable purchase price of Class A Common Stock purchased by such PIPE Investor in the PIPE Transactions and therefore will not trigger a PIPE Adjustment (as defined herein).

(c) The Issuer hereby expressly covenants and agrees that the Purchase Price shall be used (i) to cause Getaround to prepay, contemporaneously with the Closing, all amounts outstanding under, and terminate, the credit agreement, dated October 7, 2021, among Getaround, Deutsche Bank AG, London Branch, as lead arranger, the lenders party thereto, Lucid Agency Services Limited, as administrative agent, and Lucid Trustee Services Limited, as collateral agent (as amended, the “Existing Facility Agreement”), and terminate any and all liens thereunder, (ii) to pay, contemporaneously with the Closing, (A) the fees and expenses of the Issuer relating to the offer, sale and issuance of the Convertible Notes, and (B) the Parent Transaction Costs and the Company Transaction Costs (each as defined in the Transaction Agreement) and (iii) for general corporate purposes.

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall be contingent on, and occur following, the Business Combination and substantially concurrently with the consummation of the Transactions.

(b) The Issuer shall use commercially reasonable efforts to notify the Subscriber of the anticipated Closing Date at least ten (10) days prior to such date. At least five (5) Business Days prior to the anticipated Closing Date, the Issuer shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. No later than one (1) Business Day prior to the anticipated Closing Date, the Subscriber shall deliver the Purchase Price for the Convertible Notes by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held in escrow by the Issuer until the Closing, and deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue and deliver the Convertible Notes. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing (1) the Purchase Price shall be released from escrow automatically, and without further action by the Issuer or the Subscriber, and (2) the Issuer shall procure the delivery to the Subscriber (or its assigns) of the Convertible Notes in book entry form pursuant to the DWAC procedures of The Depository Trust Company (“DTC”),

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which will act as securities depository for the Convertible Notes, free and clear of any liens or other restrictions (other than those arising under the Indenture, this Convertible Notes Subscription Agreement or state or federal securities laws), in the name of one or more custodians designated by the Subscriber (which custodians shall have properly posted such DWAC for release by the trustee under the Indenture through the facilities of DTC). The Issuer shall make the Convertible Notes eligible with the DTC, and obtain CUSIPs for the Convertible Notes, on or prior to the Closing Date. In the event that the consummation of the Transactions does not occur within one (1) Business Day after the anticipated Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by the Issuer and the Subscriber, the Issuer shall promptly (but in no event later than two (2) Business Days after the Closing Outside Date) cause the return of the funds so delivered by the Subscriber to the Issuer by wire transfer in immediately available funds to the account specified by the Subscriber. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Convertible Note Subscription Agreement is terminated in accordance with Section 6 herein, the Subscriber shall remain obligated (A) to redeliver funds to be held in escrow by the Issuer following the Issuer’s delivery to the Subscriber of a new Closing Notice no later than five (5) Business Days prior to the new anticipated Closing Date, following receipt of which the Subscriber shall redeliver no later than one (1) Business Day prior to the new anticipated Closing Date the Purchase Price for the Convertible Notes by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the new Closing Notice, such funds to be held in escrow by the Issuer until the Closing, and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Convertible Note Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(c) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)

(x) no suspension of the offering or sale or trading of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) shall have been initiated or, to the Issuer’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) and be continuing and (y) the shares of Class A Common Stock underlying the Convertible Notes (the “Underlying Shares”) shall have been approved for listing on the NYSE, subject to official notice of issuance;

(ii)

all conditions precedent to the closing of the Transactions set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived by the party allowed to waive such condition precedent pursuant to the terms of the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and the closing of the additional Transactions shall occur substantially concurrently with or immediately following the Closing; and

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(iii)

no court of competent jurisdiction or governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the Transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby, and no such governmental authority shall have instituted a proceeding seeking to impose any such restraint or prohibition.

(d) In addition to the conditions set forth in Section 2(c), the obligation of the Issuer to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Subscriber contained in this Convertible Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) as of such date), other than, in each case, failures to be true and correct that would not result, individually or in the aggregate, in a Subscriber Material Adverse Effect (as defined below); and

(ii)

the Subscriber shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not result, individually or in the aggregate, in a Subscriber Material Adverse Effect (as defined below).

(e) In addition to the conditions set forth in Section 2(c), the obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i)

(A) all representations and warranties of the Issuer contained in this Convertible Note Subscription Agreement (other than in Sections 3(b) and 3(l)) shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date); and (B) all representations and warranties of the Issuer contained in Sections 3(b) and 3(l)) shall be true and correct;

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(ii)

the Issuer shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such noncompliance is provided by the Subscriber to the Issuer and the Issuer fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice;

(iii)

(A) all conditions precedent to the consummation of the Transactions set forth in the Transaction Agreement shall have been satisfied or waived by the party allowed to waive such condition precedent pursuant to the terms of the Transaction Agreement (other than those conditions that may only be satisfied or waived at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of or prior to the consummation of the Transactions) and (B) the Transaction Agreement (as the same exists on the date hereof as provided to Subscriber) shall not have been amended, modified or waived by the Issuer in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Convertible Note Subscription Agreement, provided that any amendment or modification to the Transaction Agreement which amends or modifies the Base Purchase Price, the Aggregate Merger Consideration or the Closing Merger Consideration (each as defined therein as of the date hereof) without the prior written consent of the Subscriber shall constitute a failure to satisfy the condition set forth in this subparagraph (iii)(B);

(iv)

none of the Issuer, Merger Sub I, Merger Sub II, Getaround and their respective subsidiaries shall have entered into any subscription or other agreement, including through amendment, waiver or modification of the terms of an existing subscription or other agreement, after the date hereof for any issuance of any indebtedness that is convertible, exchangeable or exercisable into equity securities (“Convertible Debt Instruments”) except as to any amendments or modifications of the Bridge Notes such as would not cause any change to the Aggregate Merger Consideration (each as defined in the Transaction Agreement as the same exists on the date hereof as provided to Subscriber); provided that this Convertible Note Subscription Agreement shall not prohibit any issuance of, or agreement for the issuance of, (A) PIPE Investor Convertible Notes (as defined in Appendix A hereto) up to an aggregate principal amount of $75 million, and (B) Convertible Debt Instruments of Getaround sold and issued after the date hereof, for cash consideration, which are mandatorily convertible into a portion of the Closing Merger Consideration (as defined in the Transaction Agreement as the same exists on the date hereof as provided to Subscriber) pursuant to and in accordance with the Transaction Agreement on or prior to the Closing Date (“New Getaround Bridge Notes”);

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(v)

none of the Issuer, Merger Sub I, Merger Sub II, Getaround and their respective subsidiaries shall have entered into any agreement, including through amendment, waiver or modification of the terms of an existing agreement, after the date hereof to incur any non-convertible indebtedness for borrowed money; provided that this Convertible Note Subscription Agreement shall not prohibit the incurrence of (A) up to $50 million in non-convertible indebtedness that (I) has an economic yield to the lender, in its capacity as such, based on all economic interests of the lender thereunder (including any original issue discount, interest, fees or reimbursements paid by the borrower), of no more than 10% per annum and (II) which is fully repaid and canceled on or prior to the Closing Date out of the proceeds of the PIPE Transactions, New Getaround Bridge Notes, cash remaining in the Trust Account on the Closing Date, or any combination thereof (“Permitted Non-Convertible Debt”); and (B) accrued expenses and current accounts payable incurred in the ordinary course of business and consistent with past practice;

(vi)

there shall not have occurred any Parent Material Adverse Effect (as defined in the Transaction Agreement as the same exists on the date hereof as provided to Subscriber) or Issuer Material Adverse Effect (as defined below);

(vii)

(i) the Indenture and the Security Documents (as defined in the Indenture) shall have been executed by the applicable parties thereto in form and substance reasonably satisfactory to the Subscriber; and (ii) there shall be no Default or Event of Default (each as defined in the Indenture) under the Indenture as of the Closing Date on a pro forma basis after giving effect to the Transactions;

(viii)

the Issuer and Getaround shall have raised at least $50 million in aggregate gross proceeds through a combination of: (A) gross proceeds from the PIPE Transactions, provided that if the PIPE Transactions involve an issuance by the Issuer of Class A Common Stock (or securities convertible into Class A Common Stock) at an issue price or conversion price of less than $10.00 per share (giving effect to any stock splits, dividends, combinations, recapitalizations or similar events) (the “Threshold PIPE Price”), then on the Closing Date the Underlying Shares, Convertible Notes or Conversion Price (as defined in the Indenture), or any combination thereof, shall be adjusted equitably to prevent diminution of the economic interest the Subscriber would otherwise have received in the Issuer upon conversion of the Convertible Notes as of the Closing if the securities issued in the PIPE Transactions had been issued at the Threshold PIPE Price, which equitable adjustment may be reflected by means of (or combination of), without duplication, the issuance, transfer or forfeiture of securities by the Issuer,

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Getaround, security holders of Getaround or InterPrivate Acquisition Management II, LLC, subject to the reasonable determination of the Subscriber (a “PIPE Adjustment”); (B) cash remaining in the Trust Account (as defined below) at the Closing Date after any redemptions of Class A Common Stock by the Issuer’s stockholders in connection with the Business Combination; and (C) gross cash proceeds from an offering of Convertible Debt Instruments of Getaround after the date hereof that are mandatorily exchangeable for Class A Common Stock of the Issuer on or prior to the Closing Date; provided that if such Convertible Debt Instruments are exchanged for Class A Common Stock at an issue price or conversion price less than the Threshold PIPE Price, the Subscriber will be entitled to a PIPE Adjustment;

(ix)

the Issuer shall have promptly notified the Subscriber in the event of any amendment or modification to the condition set forth in Section 8.02(f) of the Transaction Agreement (as the same exists on the date hereof as provided to Subscriber) that has the effect of reducing the minimum amount of cash set forth therein;

(x)

the Subscriber shall have received an opinion of Greenberg Traurig, LLP, special counsel to the Issuer, dated the Closing Date and addressed to the Subscriber, in form and substance reasonably satisfactory to the Subscriber and its counsel, and including customary assumptions, with respect to: (A) the enforceability of the Indenture, the Security Documents, the Convertible Notes and the guarantees thereof against the Issuer and the guarantors, respectively; (B) the execution and delivery by the Issuer and the guarantors of the Indenture, the Convertible Notes and the Security Documents, as applicable, and the performance by the Issuer and the guarantors of the Indenture, the Convertible Notes and the Security Documents, as applicable will not breach or result in a default under any material agreement included as an exhibit to the SEC Documents to which the Issuer or any of its subsidiaries is a party prior to the Closing; (C) the absence of defaults or violations of New York law, Delaware law or federal law or regulation, or any order known to such counsel issued by any court or governmental authority acting pursuant to federal or New York or Delaware statute, resulting from the execution and delivery of the Indenture the Convertible Notes and the Security Documents, as applicable and the issuance of the Convertible Notes by the Issuer in accordance with the terms of the Indenture; (D) the absence of required consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any federal or New York State or Delaware State governmental agency or body in connection with the execution and delivery by the Issuer and the guarantors of the Indenture, the Convertible Notes and the Security Documents, as applicable, and the issuance of the Convertible Notes by the Issuer in accordance with the terms of the Indenture or the performance by the Issuer of its payment obligations under the Indenture; (E) none of the Issuer and the guarantors being an “investment company” within the meaning of, and

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subject to regulation under, the Investment Company Act of 1940, as amended; and (F) assuming compliance by the Subscriber and with the provisions of this Convertible Note Subscription Agreement, (I) the exemption from registration of the offer and sale of the Convertible Notes under the Securities Act of 1933, as amended (the “Securities Act”), as contemplated by this Convertible Note Subscription Agreement, and (II) the exemption from qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(xi)

the Subscriber shall have received (A) a certificate or certificates signed by any two officers of the Issuer, dated the Closing Date, in which each such officer shall state that the conditions set forth in Section 2(e)(i) through Section 2(e)(viii) are satisfied as of the Closing Date and (B) a certificate or certificates signed by any two officers of Getaround, dated the Closing Date, in which each such officer shall state that, that the execution and delivery by the Issuer and the guarantors of the Indenture, the Convertible Notes and the Security Documents, as applicable, and the performance by the Issuer and the guarantors of the Indenture, the Convertible Notes and the Security Documents, as applicable will not breach or result in a default under any material agreement to which Getaround or any of its subsidiaries is a party as of the Closing Date; and

(xii)

provided the Transactions are consummated, the Issuer shall have reimbursed the reasonable and documented out-of-pocket fees and expenses of Weil, Gotshal & Manges LLP, as counsel to the Subscriber, to the extent invoiced at least one (1) Business Day prior to the Closing Date, up to a maximum amount to be agreed upon by the Issuer and the Subscriber on or prior to the date hereof.

(f) Prior to or at the Closing, (i) the Subscriber shall deliver all such other information and shall take all such actions as is reasonably requested by the Issuer in order for the Issuer to deliver the Convertible Notes to the Subscriber and (ii) the Issuer shall take all such actions as is reasonably requested by the Subscriber (including providing relevant instructions to the Trustee for the Convertible Notes) in order to deliver the Convertible Notes to the Subscriber.

(g) The Issuer and the Subscriber agree that, notwithstanding the use of the word “shall” or other language of obligation, the provisions of Section 2 hereof represent conditions to the Closing and do not constitute representations, warranties or covenants of any party. Accordingly, the parties shall not assert that the failure to satisfy any condition in Section 2 (or that the occurrence or non-occurrence of any event referred to therein), absent a breach of any other section of this Agreement, constitutes a breach of this Agreement.

Section 3. Issuer Representations and Warranties. For purposes of this Section 3, the term “Issuer” shall refer to (i) the Issuer as of the date hereof, and (ii) for purposes of the representations contained in subsections (f), (g), (h) and (k) of this Section 3 and to the extent other representations and warranties are made as of the Closing Date, the combined company after giving effect to the Transactions as of the Closing Date. The Issuer represents and warrants to the Subscriber, as of the date of this Convertible Note Subscription Agreement, that:

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(a) The Issuer (i) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Convertible Note Subscription Agreement, and (iii) is duly licensed (if applicable) or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Issuer Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, an “Issuer Material Adverse Effect” means (i) an event, change, development, occurrence, condition or effect which would have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries, taken as a whole (after giving effect to the transactions hereunder and under the Transaction Agreement), or (ii) prevents or materially impairs the ability of the Issuer to timely perform its obligations under this Convertible Note Subscription Agreement or the Transaction Agreement, including the issuance and sale of the Convertible Notes.

(b)

(i)

As of the date hereof, and immediately prior to the consummation of the Business Combination, the entire authorized share capital of the Issuer consists of 380,000,000 shares of Class A Common Stock, par value $0.0001 per share, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the Closing Date and immediately after the consummation of the Business Combination, the entire authorized share capital of the Issuer will consist of 1,000,000,000 shares of Class A Common Stock and 20,000,000 shares of Preferred Stock.

(ii)

As of May 10, 2022 and immediately prior to consummation of the Business Combination: (A) no shares of Preferred Stock are issued and outstanding; (B) 6,334,656 public units (the “Public Units”) are issued and outstanding, 6,334,656 shares of Class A Common Stock and 1,226,931 Public Warrants are issuable in respect of the Public Units (the “Public Underlying Warrants”), and 1,226,931 shares of Class A Common Stock are issuable in respect of the Public Underlying Warrants; provided that, to the extent the Public Units are split into their constituent shares of Class A Common Stock and Public Underlying Warrants prior to the Closing Date, the number of outstanding Public Units will decrease by the number of Public Units split, the number of shares of Class A Common Stock outstanding will increase by the number of Public Units split, and the number of outstanding Public Warrants will increase by one-fifth of the number of Public Units split; (C) 3,908,053 Public Warrants are issued and outstanding; (D) 4,616,667 private placement warrants (“Private Placement Warrants”) are issued and outstanding and 4,616,667 shares of Class A Common Stock are issuable in

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respect of such private placement warrants; (E) 19,740,344 shares of Class A Common Stock are issued and outstanding; (F) 6,468,750 shares of Class B Common Stock are issued and outstanding; (G) up to 1,000,000 warrants, each exercisable to purchase one whole share of Class A Common Stock at an exercise price of $11.50 per share, are issuable in satisfaction of up to $1,500,000 in working capital loans as described in the SEC Reports (the “Working Capital Warrants”), provided the Issuer represents that it will satisfy any such working capital loans in full by payment of cash contemporaneously with the Closing in lieu of issuance of such Working Capital Warrants; and (H) no shares of Common Stock were subject to issuance upon exercise of outstanding options. No warrants are exercisable prior to the Closing.

(iii)

In connection with and upon consummation of the Transactions, (A) there will be no agreements or arrangements that would result in the issuance of additional shares of Common Stock, other than: (I) pursuant to the Convertible Notes; (II) pursuant to the PIPE Investor Convertible Notes, if any; (III) upon splitting of the Public Units into Class A Common Stock and Public Warrants; (IV) pursuant to the Public Warrants; (V) pursuant to the Private Placement Warrants; (VI) up to 6,209,029 shares of Class A Common Stock in respect of unvested out-of-the-money Class A Common Stock options and restricted Class A Common Stock units of the Issuer issuable to holders of Getaround unvested out-of-the-money common stock options and restricted stock units by conversion thereof pursuant to the Transaction Agreement, as set forth more particularly on Schedule 3(b)(iii) hereof; (VII) the Equity Incentive Plan and the Employee Stock Purchase Plan (each as defined in the Transaction Agreement as the same exists on the date hereof as provided to Subscriber); and (VIII) the vesting of the Earnout Shares (as defined in the Transaction Agreement) in favor of securityholders of Getaround in seven tranches as follows upon the VWAP of the Class A Common Stock equaling or exceeding the respective price per share for any twenty trading days within a period of thirty consecutive trading days: (a) 4.5 million shares of Class A Common Stock at $13.50 per share; (b) 4.5 million shares of Class A Common Stock at $17.00 per share; (c) 6.0 million shares of Class A Common Stock at $25.00 per share; (d) 7.5 million shares of Class A Common Stock at $30.00 per share; (e) 7.5 million shares of Class A Common Stock at $37.00 per share; (f) 7.5 million shares of Class A Common Stock at $46.00 per share; and (g) 7.5 million shares of Class A Common Stock at $55.00 per share (each of the foregoing prices as adjusted for any stock splits, dividends, combinations, recapitalizations or similar events); (B) any convertible debt, warrants or preferred equity of Getaround outstanding as of the date of this Convertible Note Subscription Agreement will either be converted into a portion of the Closing Merger Consideration or be forfeited on or prior to the Closing Date; and (C) any shares of Class B Common Stock of the Issuer outstanding as of the date of this Convertible Note Subscription Agreement will either be converted into shares of Class A Common Stock or forfeited on or prior to the Closing Date.

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(iv)

As of the date hereof, the Issuer had no outstanding long-term indebtedness and will not have any long-term indebtedness immediately prior to the Closing Date. The Issuer’s pro forma indebtedness for borrowed money upon consummation of the Transactions will consist solely of the Convertible Notes, the PIPE Investor Convertible Notes, if any, and the amounts outstanding under the PGE Facility (as defined in the Indenture) as of the date of this Convertible Note Subscription Agreement.

(v)

All (A) issued and outstanding Class A Common Stock and Class B Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (B) the issued and outstanding warrants to purchase Class A Common Stock constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(vi)

As of the Closing Date, the Underlying Shares will be duly authorized and, when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Issuer’s certificate of incorporation or bylaws (as adopted on or prior to the Closing Date), by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation.

(vii)

As of the date hereof, except as set forth above and pursuant to this Convertible Note Subscription Agreement, the PIPE Subscription Agreements (if any) and the Transaction Agreement (as the same exists on the date hereof as provided to Subscriber), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Common Stock or other equity interests in the Issuer (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests.

(viii)

As of the date hereof, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated, in each case, excluding Merger Sub I and Merger Sub II. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Transaction Agreement (as the same exists on the date hereof as provided to Subscriber) or disclosed in the SEC Reports. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Convertible Notes or (ii) any Underlying Shares.

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(c) This Convertible Note Subscription Agreement has been duly authorized, executed and delivered by the Issuer, and assuming the due authorization, execution and delivery of the same by the Subscriber, this Convertible Note Subscription Agreement constitutes the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability, including rights of indemnification, may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) The Convertible Notes have been duly authorized by all necessary corporate action of the Issuer, and, on the Closing Date, the Indenture will be duly authorized, executed and delivered by the Issuer. When issued and sold against receipt of the consideration therefor, the Convertible Notes will be valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of equitable remedies, and will not have been issued in violation of any preemptive rights created under the Issuer’s organizational documents or the laws of its jurisdiction of incorporation. The Indenture, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding obligation of the Issuer and the guarantors thereunder, enforceable against the Issuer and the guarantors, respectively, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of equitable remedies. Each Security Document has been, or prior to the execution thereof at the times contemplated in the Indenture, will be duly authorized by the relevant security grantor and will, once it has been duly executed and delivered by the relevant security grantor and the other parties thereto, create or confirm, as applicable, legal, valid and binding first-ranking security interests that each Security Document purports to create for the benefit of the secured parties named therein subject to the perfection actions to be taken in accordance with and pursuant to the respective Security Document, in each case subject to the terms set forth in such Security Document. On or prior to the Closing Date, the relevant security grantor under each Security Document will own the relevant Collateral (as defined in the Indenture) covered by such Security Document free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than as permitted under the Indenture, except for any security interest, mortgage, pledge, lien, encumbrance or claim related to the Existing Facility Agreement, which will be released and discharged at Closing.

(e) The execution and delivery of this Convertible Note Subscription Agreement and the Indenture, the issuance and sale of the Convertible Notes, the issuance and delivery of Underlying Shares upon conversion of the Convertible Notes in accordance with the terms of the Indenture and the compliance by the Issuer with all of the provisions of this Convertible Note Subscription Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the

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property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Issuer Material Adverse Effect, or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Convertible Notes.

(f) Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 4 of this Convertible Note Subscription Agreement, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including NYSE) or other person in connection with the execution, delivery and performance of this Convertible Note Subscription Agreement (including, without limitation, the issuance of the Convertible Notes and the Underlying Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the SEC or NYSE, including with respect to obtaining stockholder and NYSE approval, (iv) those required to consummate the Transactions as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) any consent, waiver, authorization, order, notice, filing or registration the failure of which to make or obtain would not be reasonably likely to have an Issuer Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Convertible Notes.

(g) Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 of this Convertible Note Subscription Agreement, no registration under the Securities Act, is required for the offer and sale of the Convertible Notes by the Issuer to the Subscriber and the issuance of the Underlying Shares to the Subscriber, and the Convertible Notes and the Underlying Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Convertible Notes are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the Subscriber or any other holder of the Convertible Notes to pledge, sell, assign or otherwise transfer the Convertible Notes under any organizational document, policy or agreement of, by or with the Issuer, but excluding the restrictions on transfer to be described in the Indenture and Section 4(e) of this Convertible Notes Subscription Agreement with respect to the status of the Convertible Notes and the Underlying Shares as “restricted securities” pending, with respect to the Underlying Shares, registration of the Underlying Shares for resale under the Securities Act, in accordance with the terms of this Convertible Notes Subscription Agreement.

(h) Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Convertible Notes.

(i) The Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the sale of the Convertible Notes for which the Subscriber could become liable. No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Convertible Notes to the Subscriber.

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(j) As of their respective dates or, if amended or restated, as of the date of such amendment or restatement, all reports required to be filed by the Issuer with the SEC (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed or, if amended or restated, as of the date of such amendment or restatement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On April 12, 2021, the staff of the SEC (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPAC”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheets as opposed to equity. As a result of the SEC Staff Statement, the Issuer required additional time to evaluate and review with Marcum LLP, its independent registered accounting firm, the Issuer’s balance sheet as of March 9, 2021, the closing date of its initial public offering (the “Post-IPO Balance Sheet”), and its financial statements for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and, as such, the Issuer was unable to file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 (the “Forms 10-Q”) on a timely basis. Following review of the SEC Staff Statement, the Issuer reevaluated the accounting treatment of its private warrants as equity, and concluded that, based on the SEC Staff Statement, the private warrants should be, and should previously have been, classified as a liability measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period. In addition, as described in the SEC Reports, in light of comment letters from the SEC to other issuers, the Issuer reevaluated the accounting classification of its Class A Common Stock (the “Public Shares”), which had been classified as permanent equity, and determined that the Public Shares include certain provisions that require classification of all of the Public Shares as temporary equity, resulting in the Issuer restating in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 22, 2022, the following previously filed financial statements of the Issuer: (i) the audited balance sheet as of March 9, 2021, as previously revised in the Issuer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on July 23, 2021 (the “Q1 Form 10-Q”), (ii) the unaudited interim financial statements included in the Q1 Form 10-Q, and (iii) the unaudited interim financial statements included in the Issuer’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 18, 2021. Except as described in the SEC Reports, the financial statements of the Issuer included in the SEC Reports were prepared in accordance with accounting principles generally accepted in the United States of America, consistently applied and, other than as stated herein, comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing or, if amended or restated, as of the date of such amendment or restatement, and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and in the absence of

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certain footnotes and other presentation items as permissible under GAAP. Notwithstanding the foregoing, no representation or warranty is made as to any statement or information in the SEC Reports that relates to (i) the topics referenced in the SEC Staff Statement, (ii) the classification of shares of Class A Common Stock as permanent or temporary equity, or (iii) any subsequent guidance, statements or interpretations issued by the SEC Staff, whether formally or informally, publicly or privately, including guidance, statements or interpretations relating to the foregoing or to other accounting matters, including matters relating to initial public offering securities or expenses (collectively, the “SEC Guidance”), and no correction, amendment or restatement of any of the SEC Reports due to the SEC Guidance will be deemed to be a breach of any representation or warranty herein by the Issuer. Except as described herein, the Issuer timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the SEC since inception. A copy of each SEC Report is available to the Subscriber via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(k) The Class A Common Stock of the Issuer is registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the NYSE under the symbol “IPVA” (it being understood that the trading symbol will be changed in connection with the Transactions). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the SEC, respectively, to prohibit or terminate the listing of the shares of Class A Common Stock on the NYSE or to deregister such class of shares under the Exchange Act. The Issuer has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act. The Issuer will file a supplemental listing application with the NYSE for the number of Underlying Shares issuable upon conversion of (x) Convertible Notes to be issued on the Closing Date and (y) the PIK Notes issuable assuming the Issuer elects PIK Interest for all Interest Periods (each such term as defined in the Indenture), and such application has been, or prior to Closing will be, approved by NYSE.

(l) Other than (i) the PIPE Subscription Agreements, (ii) the Transaction Agreement (as the same exists on the date hereof as provided to Subscriber) and any other agreement contemplated thereby, (iii) any agreements or arrangements with any investors of the Issuer pursuant to which such investor agrees not to redeem its Class A Common Stock in connection with the Business Combination, (iv) any agreements or arrangements disclosed in the SEC Reports filed with the Commission as of the date hereof, (v) any side letter or similar agreement relating to (A) the transfer to any holder of securities of the Issuer by existing securityholders of the Issuer, which may be effectuated as a forfeiture to the Issuer and reissuance, or (B) securities to be issued to the direct or indirect securityholders of the Issuer or Getaround pursuant to the Transaction Agreement (as the same exists on the date hereof as provided to Subscriber) or (vi) any agreement permitted under this Convertible Note Subscription Agreement, the Issuer has not entered into any letter or similar agreement with any other investor in connection with such investor’s direct or indirect investment in the Issuer.

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(m) Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Convertible Notes, as of the date of this Convertible Note Subscription Agreement, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(n) The Issuer is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

(o) The Issuer is not, and immediately after receipt of payment for the Convertible Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) The Issuer has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Issuer that could result in the initial sale of the Convertible Notes as contemplated herein not being exempt from the registration requirements of Section 5 of the Securities Act, unless such offer, sale or solicitation was or shall be within the exemptions from registration available under the Securities Act.

(q) Since the Issuer’s formation, none of the Issuer, Merger Sub I, Merger Sub II nor any of their respective representatives, nor, to the Issuer’s knowledge, Getaround, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery law, or (iii) made any other unlawful payment. Since the Issuer’s formation, none of the Issuer, Merger Sub I, Merger Sub II nor any of their respective representatives, nor, to the Issuer’s knowledge, Getaround, has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder any of the Issuer, Merger Sub I or Merger Sub II or assist any of the Issuer, Merger Sub I or Merger Sub II in connection with any actual or proposed transaction. Since the Issuer’s formation, the operations of each of the Issuer, Merger Sub I and Merger Sub II and, to the Issuer’s knowledge, Getaround, are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (as defined in the Transaction Agreement) that have jurisdiction over the Issuer, Merger Sub I, Merger Sub II or Getaround. None of the Issuer, Merger Sub I, Merger Sub II, nor any of their respective directors or officers, or any other representative acting on behalf of each of them, nor, to the Issuer’s knowledge, Getaround or its directors or officers is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently the subject or target of any sanctions administered by OFAC (as defined in the Transaction Agreement), the U.S. Department of State, or other applicable Governmental Entity, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba,

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Iran, North Korea, Syria, Russia, the “Covered Regions” of Ukraine identified pursuant to Executive Order 14065, and the Crimea region of Ukraine), or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by one or more persons identified in (i) or (ii); and none of the Issuer or its officers or directors has directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other person, in connection with any sales or operations in any country comprehensively sanctioned by OFAC or other applicable Governmental Entity (currently, Cuba, Iran, North Korea, Syria, Russia, the “Covered Regions” of Ukraine identified pursuant to Executive Order 14065, and the Crimea region of Ukraine) or for the purpose of financing the activities of any person currently subject to, or otherwise in violation of, any sanctions administered by OFAC or the U.S. Department of State or other applicable Governmental Entity in the last five (5) fiscal years. None of the Issuer, Merger Sub I, Merger Sub II, nor any of their respective directors or officers, or any other representative acting on behalf of the Issuer, Merger Sub I or Merger Sub II, nor, to the Issuer’s knowledge, Getaround or its directors or officers has engaged in any conduct, activity, or practice that would constitute a violation or apparent violation of any applicable sanctions laws administered by OFAC, the U.S. Department of State, or other applicable Governmental Entity. No Legal Proceeding (as defined in the Transaction Agreement) involving the Issuer, Merger Sub I or Merger Sub II with respect to the any of the foregoing is pending or, to the Issuer’s knowledge, threatened.

(r) The Issuer is not, and following the Business Combination is not expected to be, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 4. Subscriber Representations and Warranties. The Subscriber represents and warrants to the Issuer that:

(a) The Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Convertible Note Subscription Agreement.

(b) This Convertible Note Subscription Agreement has been duly authorized, executed and delivered by the Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer, this Convertible Note Subscription Agreement constitutes the valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability, including rights of indemnification, may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution and delivery of this Convertible Note Subscription Agreement, the purchase of the Convertible Notes and the compliance by the Subscriber with all of the provisions of this Convertible Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or

18

instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject; (ii) the organizational documents of the Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that would reasonably be expected to have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Convertible Notes.

(d) The Subscriber (i)(1) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (2) is an “accredited investor” (as defined in Rule 501(a) under the Securities Act), (ii) is acquiring the Convertible Notes only for its own account and not for the account of others, or if the Subscriber is subscribing for the Convertible Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an accredited investor and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Convertible Notes with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber is not an entity formed for the specific purpose of acquiring the Convertible Notes.

(e) The Subscriber understands that the Convertible Notes and the Underlying Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Convertible Notes and the Underlying Shares have not been registered under the Securities Act. The Subscriber understands that the Convertible Notes and the Underlying Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing the Convertible Notes or the Underlying Shares shall contain a notation or restrictive legend, as applicable, to such effect substantially in the form attached to the Indenture, and as a result of these transfer restrictions, the Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Convertible Notes or the Underlying Shares and may be required to bear the financial risk of an investment in the Convertible Notes and the Underlying Shares for an indefinite period of time. The Subscriber acknowledges and agrees that (i) the Convertible Notes and the Underlying Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date and (ii) additional conditions to any such transaction may apply under Rule 144 and other applicable securities laws to the extent that the Subscriber is at such time, or has been at any time in the immediately preceding three months, an “affiliate” of the Issuer within the meaning of Rule 144. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Convertible Notes and the Underlying Shares.

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(f) The Subscriber understands and agrees that it is purchasing the Convertible Notes and the Underlying Shares directly from the Issuer. The Subscriber further acknowledges that there have not been, and the Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Subscriber by the Issuer, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Convertible Note Subscription Agreement and in the Indenture, and the Subscriber hereby represents and warrants that it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to this offering of the Convertible Notes and the Underlying Shares, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and Getaround, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. The Subscriber acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) The Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in equity and convertible note transactions that are not registered under the Securities Act, and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Convertible Notes and the Underlying Shares. Accordingly, the Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(h) The Subscriber is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Convertible Notes and the Underlying Shares for its own account or for an account over which the Subscriber exercises sole discretion for another qualified institutional buyer or institutional accredited investor.

(i) In making its decision to purchase the Convertible Notes and the Underlying Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the Issuer’s representations and warranties in Section 3 and in the Indenture. The Subscriber acknowledges and agrees that it has received such information as it deems necessary in order to make an investment decision with respect to the Convertible Notes and the Underlying Shares, including with respect to the Issuer and its subsidiaries and the Transactions. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Convertible Notes and the Underlying Shares. Without

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limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the Issuer’s filings with the Commission and any disclosure documents provided by or on behalf of the Issuer in connection with the Subscription and that no statement or printed material which is contrary to the disclosure documents has been made or given to the Subscriber by or on behalf of the Issuer.

(j) The Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Convertible Notes and the Underlying Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(k) The Subscriber became aware of this offering of the Convertible Notes and the Underlying Shares solely by means of direct contact between the Subscriber and the Issuer or their respective representatives or affiliates, and the Convertible Notes and the Underlying Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Issuer or their respective representatives or affiliates. The Subscriber has a pre-existing relationship with the Issuer. The Subscriber did not become aware of this offering of the Convertible Notes and the Underlying Shares, nor were the Convertible Notes and the Underlying Shares offered to the Subscriber, by any other means. In particular, the Subscriber did not become aware of this offering through any proxy statement. The Subscriber acknowledges that the Issuer represents and warrants that the Convertible Notes and the Underlying Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Convertible Notes and the Underlying Shares, including those set forth in the SEC Reports. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes and the Underlying Shares, and the Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Subscriber has considered necessary to make an informed investment decision. The Subscriber acknowledges and agrees that neither the Issuer nor any of its affiliates has provided any tax advice to the Subscriber or made any representations or warranties or guarantees to the Subscriber regarding the tax treatment of its investment in the Convertible Notes and the Underlying Shares.

(m) The Subscriber has analyzed and considered the risks of an investment in the Convertible Notes and the Underlying Shares and determined that the Convertible Notes and the Underlying Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Issuer. The Subscriber acknowledges specifically that a possibility of total loss exists.

(n) The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Convertible Notes and the Underlying Shares or made any findings or determination as to the fairness of this investment.

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(o) The Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. The Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by the Subscriber and used to purchase the Convertible Notes are derived from lawful activities. For purposes of this Convertible Note Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Convertible Note Subscription Agreement, Cuba, Iran, North Korea, Syria, Russia, the “Covered Regions” of Ukraine identified pursuant to Executive Order 14065, and the Crimea region of Ukraine); or (iii) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (1) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (2) the European Union and enforced by its member states, (3) the United Nations and (4) Her Majesty’s Treasury.

(p) The Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q) The Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not, and during the period beginning as of the date hereof until and including the date that is two trading days following the Closing such Subscriber will not have, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer.

(r) If the Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited

22

transaction provisions of ERISA or section 4975 of the Code, the Subscriber represents and warrants that (i) it has not relied on the Issuer or any of its affiliates (the “Transactions Parties”) as the Plan’s fiduciary or for advice, with respect to its decision to acquire and hold the Convertible Notes and the Underlying Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Convertible Notes and the Underlying Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Convertible Notes and the Underlying Shares will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(s) Immediately prior to the Closing, the Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2.

(t) No broker or finder is entitled to any brokerage or finder’s fee or commission payable by the Subscriber solely in connection with the sale of the Convertible Notes to the Subscriber based on any arrangement entered into by or on behalf of Subscriber.

(u) The Subscriber represents and warrants that, to the best of its knowledge, its subscription funds do not originate from, nor will they be routed through, an account maintained at a shell bank, and/or a bank organized or chartered under the laws of a country or territory that is designated by the Financial Action Task Force as a “High Risk Jurisdiction subject to a Call for Action”.

(v) The Subscriber will provide additional documentation if reasonably requested by the Issuer or its duly authorized delegate in accordance with the requirements, present or future, of the laws and regulations of any jurisdiction whose regulations apply to the Issuer or its duly authorized delegate.

(w) The Subscriber represents and warrants that it is not and, to the best of its knowledge or belief, none of its beneficial owners, controllers or authorized persons (“Related Persons”) (if any) is, a politically exposed person, or a family member or close associate of a politically exposed person, or is acting on behalf of a politically exposed person, or is a shell bank. Further, the Subscriber understands that enhanced due diligence may need to be undertaken, and the Issuer reserves the right to decline the subscription, where the Subscriber or any of its Related Persons is a politically exposed person, or a family member or close associate of a politically exposed person, or is acting on behalf of a politically exposed person.

(x) The Subscriber acknowledges and agrees that (i) should the Subscriber or a Related Person be, or become at any time during its investment in the Issuer, a Sanctioned Person, the Issuer or its duly authorized delegate may immediately and without notice to the Subscriber cease any further dealings with the Subscriber and/or the Subscriber’s interest in the Issuer until the Subscriber or the relevant Related Person (as applicable) ceases to be a Sanctioned Person or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), and (ii) the Issuer and the directors and officers of the Issuer shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the Subscriber as a result of a Sanctioned Persons Event.

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Section 5. Registration Rights.

(a) The Issuer agrees that, no later than the earlier of (i) thirty (30) calendar days after the Closing Date and (ii) the date that the Issuer files any other registration statement registering the resale of any securities in connection with the Transactions (such earlier date, the “Filing Deadline”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale or transfer of the Underlying Shares, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day following the filing thereof (or, in the event the Commission notifies the Issuer that it will “review” the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the fifth (5th) business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Underlying Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Issuer such information regarding the Subscriber, the securities of the Issuer held by the Subscriber and the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Issuer to effect the registration of the Underlying Shares, and shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations provided, however, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Underlying Shares. Notwithstanding the foregoing, if the Commission prevents the Issuer from including in the Registration Statement any or all of the Underlying Shares due to limitations on the use of Rule 415 of the Securities Act for the resale or transfer of the Underlying Shares by the applicable selling stockholders or otherwise, or if the Commission requires that a selling stockholder be named as an underwriter in the Registration Statement in order to be included therein and such stockholder does not agree to be named as an underwriter therein, then the Registration Statement shall register for resale or transfer only such number of Underlying Shares which is equal to the maximum number of Underlying Shares as is permitted by the Commission. In such event, the number of Underlying Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Underlying Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Underlying Shares not included in the Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. The Issuer will provide a draft of the Registration Statement to the Subscriber for review at least three (3) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration

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Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. The Issuer will use its commercially reasonable efforts to cause such Registration Statement to remain continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or to file a “shelf” registration statement on Form S-3 once available (the “Shelf Registration Statement”) or, if not available, that another registration statement is available for the resale of the Underlying Shares and ensure that the applicable Registration Statement or any subsequent shelf registration statement is free of any material misstatements or omissions until the earliest of (i) the first date on which the Subscriber can sell all of its Underlying Shares (or shares received in exchange therefor) without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (ii) the date on which all of such Underlying Shares have actually been sold and (iii) the date which is three (3) years from the effective date of the Registration Statement (such period, the “Registration Period”). Subject to receipt from the Subscriber by the Issuer and the Issuer’s transfer agent of customary representations and other documentation reasonably acceptable to the Issuer in connection therewith, the Subscriber may request that the Issuer remove any legend from the book entry position evidencing its Underlying Shares and the Issuer will, if required by the Issuer’s transfer agent, use its commercially reasonable efforts to cause an opinion of the Issuer’s counsel to be provided, in a form reasonably acceptable to the Issuer’s transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as the Underlying Shares (1) are subject to or have been or may be sold or transferred pursuant to an effective registration statement, (2) have been or may be sold pursuant to Rule 144, or (3) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Underlying Shares, or another exemption from registration. If restrictive legends are no longer required for the Underlying Shares pursuant to the foregoing, the Issuer shall, in accordance with the provisions of this Section and within five (5) trading days of any request therefor from the Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Issuer’s transfer agent irrevocable instructions to make a new, unlegended entry in book-entry form or by electronic delivery through DTC for such Underlying Shares. The Issuer shall be responsible for the fees of its transfer agent, its legal counsel and all DTC fees associated with such issuance. From and after such time as the benefits of Rule 144 or any other similar rule or regulation of the Commission that may allow the Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Class A Common Stock for so long as the Subscriber holds Underlying Shares, the Issuer shall, at its expense, make and keep public information available, as those terms are understood and defined in Rule 144; use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the Subscriber to sell the Underlying Shares under Rule 144 for so long as the Subscriber holds any Convertible Notes; and furnish to the Subscriber, promptly upon the Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent

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annual report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit the Subscriber to sell such securities pursuant to Rule 144 without registration. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement set forth in this Section 5.

(b) Notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending, an event has occurred or circumstances exist, which negotiation, consummation, event or circumstances, the Issuer’s CEO, CFO or General Counsel reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s CEO, CFO or General Counsel, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that (x) the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty consecutive calendar days, or more than ninety total calendar days, in each case during any twelve-month period (each such period, a “Deferral Period”) and (y) the Issuer shall use commercially reasonable efforts to make the Registration Statement available for the sale by the Subscriber of the Underlying Shares as soon as practicable thereafter; provided that clause (iii) of the definition of “Registration Period” shall be extended by the duration of any such Deferral Period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Underlying Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, the Subscriber will deliver to the Issuer or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Underlying Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Underlying Shares shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

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(c) In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Convertible Note Subscription Agreement, the Issuer shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)	Advise the Subscriber as promptly as reasonably practicable, but in any event, within five business days:

A.	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

B.	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

C.	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

D.

of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Underlying Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

E.

subject to the provisions in this Convertible Notes Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, non-public information regarding the Issuer other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (A) through (E) above constitutes material, non-public information regarding the Issuer;

(ii)	use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii)

upon the occurrence of any Suspension Event, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to holders of the Underlying Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(iv)	use its reasonable best efforts to cause all Underlying Shares to be listed on each securities exchange or market, if any, on which the Class A Common Stock issued by the Issuer has been listed;

(v)	use its reasonable best efforts to take all other steps necessary to effect the registration of the Underlying Shares contemplated hereby; and

(vi)

use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell Underlying Shares pursuant to Rule 144 of the Securities Act.

(d) The Issuer shall, at its sole expense, upon appropriate notice from the Subscriber stating that Underlying Shares have been sold or transferred pursuant to an effective Registration Statement, timely prepare and deliver certificates or evidence of book-entry positions representing the Underlying Shares to be delivered to a transferee pursuant to such Registration Statement, which certificates or book-entry positions shall be free of any restrictive legends and in such denominations and registered in such names as the Subscriber may request.

(e)

(i)

If (but without any obligation to do so) the Issuer proposes to register any of its Class A Common Stock under the Securities Act in connection with an underwritten offering of such securities solely for cash, then the Issuer shall give written notice of such proposed offering to the Subscriber as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of the “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering and the name of the proposed managing underwriter or underwriters in such offering, and (B) offer to the Subscriber the opportunity to include in such underwritten offering such number of Underlying Shares as the Subscriber may request in writing within five (5) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 5(e)(ii), the Issuer shall, in good faith, cause such Underlying Shares to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit the Underlying Shares requested by the Subscriber pursuant to this Section 5(e)(i) to be included therein on the same terms and conditions as any similar securities of the Issuer included in such registered offering and to permit the sale of such Underlying Shares in accordance with the intended method of distribution thereof. The inclusion of any of the Subscriber’s Underlying Shares in a Piggyback Registration shall be subject to Subscriber agreeing to enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering.

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(ii)

If the total amount of securities, including Underlying Shares of the Subscriber, requested to be included in such offering exceeds the amount of securities that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Issuer shall be required to include in the offering only that number of such securities, including Underlying Shares, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders).

(iii)

The Subscriber shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Issuer and the underwriter or underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Issuer (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or otherwise abandon such offering. Notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, the Issuer shall be responsible for all registration and filing fees, national securities exchange fees, blue sky fees and expenses, printing expenses and fees and disbursement of the Issuer’s counsel and accountants incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 5(e)(iii).

(f) The Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that the Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify the Issuer in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(f)) and the related Deferral Period remains in effect, the Issuer will so notify the Subscriber, within one Business Day of the Subscriber’s notification to the Issuer, by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

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Section 6. Termination.

(a) Except for the provisions of Section 7 (Trust Account Waiver), 8 (Termination) and 9 (Miscellaneous), which shall survive the termination hereunder, this Convertible Note Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Convertible Note Subscription Agreement, (c) upon written notice by the Issuer or the Subscriber to the other (provided that the party delivering such notice is not in breach of the obligations under this Convertible Note Subscription Agreement) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Convertible Note Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Convertible Note Subscription Agreement are not consummated, (d) if the Stockholder Consent by each of the Company Holders (each as defined in the Transaction Agreement, as the same exists on the date hereof as provided to Subscriber), is not delivered to the Issuer and the Subscriber on or before 11:59 p.m. prevailing Eastern time on May 24, 2022, or (e) 11:59 p.m. prevailing Eastern time on December 31, 2022 (the termination events described in clauses (a)–(e) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Issuer shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence and the last two sentences of this Section 6, this Convertible Note Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by the Subscriber to the Issuer in connection herewith shall promptly (and in any event within one Business Day) following the Termination Event be returned to the Subscriber.

(b) Notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, if any transaction (other than the Business Combination) is consummated pursuant to which the Issuer or any affiliate thereof acquires all or a majority of the outstanding shares of capital stock of Getaround or all or substantially all of the assets of Getaround (“Alternative Getaround Merger”), and in connection therewith, equity or debt financing in lieu of the issuance and sale of Convertible Notes to Subscriber pursuant to this Convertible Note Subscription Agreement is contemplated (and the Subscriber was otherwise able to close the purchase of the Convertible Notes pursuant to this Convertible Note Subscription Agreement), the Issuer shall pay to the Subscriber no later than one (1) Business Day following the consummation of an Alternative Getaround Merger (the “Alternative Getaround Merger Closing Date”), as liquidated damages and as the Subscriber’s sole remedy in such event in lieu of any other damages, an amount in cash equal to the aggregate amount of interest that would have accrued at the stated interest rate on the

30

aggregate principal amount of Convertible Notes that the Subscriber would have purchased or been required to purchase had the Closing occurred on the Alternative Getaround Merger Closing Date, calculated from such Alternative Getaround Merger Closing Date to, but excluding, the date two years from the Alternative Getaround Merger Closing Date; provided that such liquidated damages will not be payable if the Subscriber has been offered the opportunity to provide convertible debt financing (in a substantially similar role and with similar or better economics (in the Subscriber’s reasonable determination) as provided for in this Convertible Note Subscription Agreement) in connection with such transaction and does not accept such offer in a reasonably timely manner. For the avoidance of doubt, such interest shall exclude any special interest, and no liquidated damages shall be payable if neither the Business Combination nor an Alternative Getaround Merger is consummated.

Section 7. Trust Account Waiver. The Subscriber acknowledges that it has read the Investment Management Trust Agreement, dated as of March 4, 2021, by and between the Issuer and Continental Stock Transfer & Trust Company, a New York limited purposes trust company, and understands that the Issuer has established the trust account described therein (the “Trust Account”). The Subscriber agrees that (i) it has no right, title, interest, or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest, or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Convertible Note Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Convertible Note Subscription Agreement; provided, however, that nothing in this Section 7 shall be deemed to limit Subscriber’s right, title, interest, or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of Public Shares that were acquired by any means other than pursuant to this Convertible Note Subscription Agreement, including any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Convertible Note Subscription Agreement, the Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. The Subscriber agrees and acknowledges that such waiver is material to this Convertible Note Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Convertible Note Subscription Agreement and the Subscriber further intends and understands such waiver to be valid, binding, and enforceable under applicable law. In the event the Subscriber, in connection with this Convertible Note Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s stockholders, whether in the form of monetary damages or injunctive relief, the Subscriber shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

Section 8. Indemnity.

(a) Subject to Section 7 above, the Issuer agrees to, notwithstanding any termination of this Convertible Note Subscription Agreement, indemnify and hold harmless the Subscriber, its directors, officers, employees and agents, and each person who controls the Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, expenses and costs (including,

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without limitation, reasonable costs of preparation and investigation and reasonable and documented attorneys’ fees) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 8, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by or on behalf of the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 8(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of the Subscriber to deliver or cause to be delivered a prospectus made available to the Subscriber by the Issuer in a timely manner, (B) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405 of the Securities Act) that was not authorized in writing by the Issuer, or (C) in connection with any offers, sales or transfers effected by or on behalf of a Subscriber in violation of Section 5(b) or 5(f) hereof. The Issuer shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 8 of which the Issuer is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Convertible Notes or Underlying Shares by the Subscriber.

(b) The Subscriber shall indemnify and hold harmless the Issuer, its directors, officers, employees and agents, and each person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by or on behalf of the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 8(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Convertible Notes purchased pursuant to this Convertible Note Subscription Agreement and the corresponding Underlying Shares giving rise to such indemnification obligation.

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(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (not to be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and any settlement pursuant hereto shall not include a statement or admission of fault or culpability on the part of such indemnified party and shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Convertible Note Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Convertible Notes purchased pursuant to this Convertible Note Subscription Agreement and the corresponding Underlying Shares.

(e) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, subject to Section 7, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the

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limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(e) by any seller of the Convertible Notes or Underlying Shares shall be limited in amount to the dollar amount of net proceeds received by such seller from the sale of such Convertible Notes or Underlying Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Convertible Note Subscription Agreement.

(f) For purposes of this Section 8, (i) the “Subscriber” shall include any person to whom the rights under this Section 8 shall have been duly assigned in accordance with the terms of the this Convertible Subscription Agreement and (ii) “Underlying Shares” shall mean, as of any date of determination, the Underlying Shares acquired by the Subscriber pursuant to this Convertible Note Subscription Agreement and any other equity security issued or issuable with respect to such Underlying Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.

Section 9. Debt Participation Right. At any time on or prior to the date that the Subscriber beneficially owns less than $50 million in aggregate principal amount of the Convertible Notes, neither the Issuer nor any of its subsidiaries shall incur any additional Indebtedness (as defined in the Indenture), other than Indebtedness that is by its terms convertible into or exchangeable for equity securities of the Issuer (in respect of which the Subscriber is granted a participation right pursuant to Section 10 hereof), unless the Issuer shall have first complied with this Section 9. From and after the Closing Date, the Issuer shall (A) if the proposed Debt Offer Notification (as defined below) constitutes or contains material, non-public information, provide the Subscriber a statement asking whether the Subscriber is willing to accept material non-public information and provide such information to the Subscriber solely if the Subscriber consents to receive such information or (B) if the proposed Debt Offer Notification does not constitute or contain material, non-public information, notify the Subscriber of its or such subsidiary’s intention to incur additional Indebtedness (a “Debt Offer Notification”) and provide the Subscriber with an opportunity to provide a proposed term sheet (the “Proposed Term Sheet”) with respect to such proposed Indebtedness within ten (10) Business Days of receipt of such notification. If the Subscriber provides a Proposed Term Sheet within such ten 10 Business Days, and if the Issuer does not receive commitments for such Indebtedness on an “arm’s length” basis with third party lenders or investors on terms and conditions that, in the reasonable determination of the Issuer, are more favorable to the Issuer than those contained in the Proposed Term Sheet, the Issuer or such subsidiary shall enter into and consummate the additional Indebtedness transaction outlined in the Proposed Term Sheet, subject to the execution of definitive transaction documents for such Indebtedness mutually acceptable to the Issuer and the Subscriber. The Issuer and the Subscriber shall negotiate in good faith and use commercially reasonable efforts to enter into definitive transaction documents for such additional Indebtedness as soon as commercially practicable following the Issuer’s receipt of the Proposed Term Sheet. If the Issuer and the Subscriber fail enter into definitive transaction documents for such additional Indebtedness within forty-five (45) days after the Issuer’s receipt of the Proposed Term Sheet from the Subscriber, and such delay in not caused by the Subscriber, then the Issuer’s obligations under this Section 9 shall terminate in their entirety and this Section 9 shall thereafter be void and of no further force or effect with respect to the applicable additional Indebtedness.

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Section 10. Equity Participation Right. At any time on or prior to the date that the Subscriber beneficially owns less than $50 million in aggregate principal amount of the Convertible Notes, the Issuer shall not offer, sell, grant any option or right to purchase (or announce any offer, sale, grant of any option or right to purchase) any equity or equity-linked security including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act) (any such issuance, offer, sale, grant or announcement is referred to as a “Subsequent Placement”), unless the Issuer shall have first complied with this Section 10. The Issuer acknowledges and agrees that the right set forth in this Section 10 is a right granted by the Issuer to the Subscriber.

(a) At least two (2) trading days prior to any proposed or intended Subsequent Placement, the Issuer shall deliver to the Subscriber a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Subscriber is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Issuer proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Subscriber that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Subscriber within two (2) trading days after the Issuer’s delivery to the Subscriber of such Pre-Notice, and only upon a written request by the Subscriber, the Issuer shall promptly, but no later than one (1) trading day after such request, deliver to the Subscriber an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance, or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, and (C) offer to issue and sell to or exchange with the Subscriber the Subscriber’s Pro Rata Share of the Offered Securities in accordance with the terms of the Offer. The “Subscriber’s Pro Rata Share” means the quotient obtained by dividing the aggregate number of shares of Common Stock into which the Convertible Notes held by the Subscriber as of the delivery date of the Pre-Notice are convertible divided by the number of issued and outstanding shares of Common Stock as of such date.

(b) To accept an Offer, in whole or in part, the Subscriber must deliver a written notice to the Issuer prior to the end of the second (2nd) Business Day after the Subscriber’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of Offered Securities that the Subscriber elects to purchase (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Issuer desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Issuer may deliver to the Subscriber a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after the Subscriber’s receipt of such new Offer Notice.

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(c) The Issuer shall have fifteen (15) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Subscriber (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”) only upon terms and conditions (including, without limitation, unit prices and interest rates, as applicable) that are not more favorable to the acquiring person or persons or less favorable to the Issuer than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d) In the event the Issuer shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10(c) above), then the Subscriber may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount equal to the number or amount of the Offered Securities that the Subscriber elected to purchase pursuant to Section 10(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Issuer actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Subscriber pursuant to this Section 10 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Subscriber so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Issuer may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Subscriber in accordance with Section 10(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Subscriber shall acquire from the Issuer, and the Issuer shall issue to the Subscriber, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 10(d) above if the Subscriber has so elected, upon the terms and conditions specified in the Offer. In connection with any purchase or exchange by the Subscriber of any Offered Securities, the Subscriber shall enter into substantially the same form of Subsequent Placement Agreement and any other transaction documents related thereto as entered into by the other offerees of the Offered Securities, with such modifications thereto as the Issuer and the Subscriber may mutually agree.

(f) Any Offered Securities not acquired by the Subscriber or other persons in accordance with this Section 10 may not be issued, sold or exchanged until they are again offered to the Subscriber under the procedures specified in this Convertible Note Subscription Agreement.

(g) Notwithstanding anything to the contrary in this Section 10 and unless otherwise agreed to by the Subscriber, the Issuer shall either confirm in writing to the Subscriber that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Subscriber will not be in possession of any material, non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by such fifteenth (15th) Business Day, no public

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disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Subscriber, such transaction shall be deemed to have been abandoned and the Subscriber shall not be in possession of any material, non-public information with respect to the Issuer or any of its subsidiaries. Should the Issuer decide to pursue such transaction with respect to the Offered Securities, the Issuer shall provide the Subscriber with another Offer Notice and the Subscriber will again have the right of participation set forth in this Section 10.

(h) The rights and obligations of the Issuer and the Subscriber contained in this Section 10 shall not apply in connection with the issuance of any of the following:

(i)

securities issued pursuant to an underwritten public offering under the Securities Act, provided that the applicable underwriter offers the Subscriber an opportunity to participate in the purchase of securities in such public offering during the marketing of such public offering, with such allocation to the Subscriber as the Issuer and the underwriter may determine in their sole discretion, if the Subscriber elects to participate in such offering;

(ii)	securities issued pursuant to stock splits, stock dividends or similar transactions;

(iii)

securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Closing Date including, without limitation, warrants, notes or options;

(iv)

Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Issuer pursuant to equity incentive plans or agreements approved by the board of directors of the Issuer (the “Board”);

(v)	securities issued or issuable in connection with the acquisition by the Issuer of another company or business;

(vi)

securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions that are primarily for purposes other than raising capital; and

(vii)

securities issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Issuer’s products or services or (C) any other arrangements involving corporate partners, in each case, that are primarily for purposes other than raising capital and the terms of which business relationship with such entity are approved by the Board.

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Section 11. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 11(a).

(b) The Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Convertible Note Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Issuer if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Subscriber set forth herein are no longer accurate in all material respects. The Subscriber acknowledges and agrees that each purchase by the Subscriber of Convertible Notes from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase. The Issuer acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Convertible Note Subscription Agreement.

(c) Each of the Issuer and the Subscriber is irrevocably authorized to produce this Convertible Note Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) The Issuer shall be solely responsible for and shall bear all of costs and expenses incurred by or on behalf of the Issuer in connection with this Convertible Note Subscription Agreement. If and only if the Transactions are consummated, the Issuer shall reimburse the reasonable and documented out-of-pocket third-party fees and expenses of Weil, Gotshal & Manges LLP, as counsel to the Subscriber, on the Closing Date to the extent invoiced at least one (1) Business Day prior to the Closing Date. This Section 11(d) shall survive the termination of this Convertible Note Subscription Agreement.

(e) Neither this Convertible Note Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Convertible Notes acquired hereunder and the corresponding Underlying Shares and the Subscriber’s rights under Section 5 hereof) may be transferred or assigned. Neither this Convertible Note Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Issuer may transfer this Convertible Note Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Issuer). Notwithstanding the foregoing, the Subscriber may assign its rights and obligations under this Convertible Note Subscription Agreement to one or more of its affiliates (including other investment funds or

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accounts managed or advised by the investment manager who acts on behalf of the Subscriber) or, with the Issuer’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by the Subscriber, the assignee(s) shall become the Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of the Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve the Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless expressly agreed to in writing by the Issuer.

(f) All the agreements, representations and warranties made by each party hereto in this Convertible Note Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(g) The Issuer may request from the Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of the Subscriber to acquire the Convertible Notes and to register the Convertible Notes and the Underlying Shares for resale, and the Subscriber shall provide such information as may be reasonably requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided that Issuer agrees to keep any such information provided by Subscriber confidential other than as necessary to include in any registration statement the Issuer is required to file hereunder or in connection herewith. The Subscriber acknowledges that, subject to the conditions set forth in Section 11(t), the Issuer may file a copy of this Convertible Note Subscription Agreement with the Commission as an exhibit to a periodic or other report of the Issuer, a proxy statement of the Issuer or a registration statement of the Issuer.

(h) This Convertible Note Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the Issuer and each of the parties hereto.

(i) This Convertible Note Subscription Agreement (including the form of indenture attached as Exhibit A hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Except as otherwise provided herein (including the next sentence hereof), this Convertible Note Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 8, Section 11(b), Section 11(c), Section 11(e), Section 11(h) and this Section 11(j), this Convertible Note Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Convertible Note Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

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(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Convertible Note Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Convertible Note Subscription Agreement and to enforce specifically the terms and provisions of this Convertible Note Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to seek specific performance of the Subscriber’s obligations to fund the Purchase Price and the provisions of this Convertible Note Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 11(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which the Issuer is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by the Subscriber, shall include, without limitation, damages related to the consideration that is or was to be paid to the Issuer under the Transaction Agreement and/or this Convertible Note Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Transaction Agreement and this Convertible Note Subscription Agreement.

(l) In any dispute arising out of or related to this Convertible Note Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and external attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the dispute and the enforcement of its rights under this Convertible Note Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the adjudication and the enforcement of its rights under this Convertible Note Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m) If any provision of this Convertible Note Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Convertible Note Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

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(n) No failure or delay by a party hereto in exercising any right, power or remedy under this Convertible Note Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Convertible Note Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Convertible Note Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o) This Convertible Note Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail, in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p) This Convertible Note Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT.

(r) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Convertible Note Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, in each case located in the Borough of Manhattan (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Convertible Note Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to

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the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 11(a) of this Convertible Note Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s) This Convertible Note Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Convertible Note Subscription Agreement, or the negotiation, execution or performance of this Convertible Note Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Convertible Note Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t) The Issuer shall, by 9:00 a.m., New York City time, on the second (2nd) Business Day immediately following the date of this Convertible Note Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Transactions and any other material, non-public information that the Issuer has provided to the Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, the Subscriber shall not be in possession of any material, non-public information regarding the Issuer received from the Issuer or any of its officers, directors, or employees or agents, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer, or any of its respective affiliates in connection with the Transactions. Notwithstanding anything in this Convertible Note Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of the Subscriber or any of its affiliates or advisers, or include the name of the Subscriber or any of its affiliates or advisers in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by electronic mail) of the Subscriber, and shall omit or redact such Subscriber’s signature page to omit its name and any other identifying information in any such press release or filing except (i) to the extent required by the federal securities laws, rules or regulations (subject to Commission request as provided in clause (ii) in the case of federal securities laws), (ii) to the extent such disclosure is required by other laws, rules or regulations, in each case, at the request of the staff of the Commission or regulatory agency or under NYSE regulations or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 11(t); provided that, in the case of (i) and (ii), the Issuer shall provide the Subscriber with reasonable prior written notice of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure. The Subscriber will promptly provide any information reasonably requested by the Issuer or any of its affiliates for any regulatory application or filing made or to be made or approval sought in connection with the Transactions (including filings with the Commission).

42

(u) The decision of the Subscriber to purchase Convertible Notes pursuant to this Convertible Note Subscription Agreement has been made independently of any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any other investor or by any agent or employee of an investor, and neither the Subscriber nor any of its agents or employees shall have any liability to any other investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by the Subscriber or investor pursuant hereto, shall be deemed to constitute the Subscriber or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Convertible Note Subscription Agreement. The Subscriber acknowledges that no other investor has acted as agent for it in connection with making its investment hereunder and no other investor will be acting as agent of the Subscriber in connection with monitoring its investment in the Convertible Notes and the Underlying Shares or enforcing its rights under this Convertible Note Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Convertible Note Subscription Agreement, and it shall not be necessary for any other investor to be joined as an additional party in any proceeding for such purpose.

(v) The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly offer, sell, pledge or contract to sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act relating to the Convertible Notes and/or the Underlying Shares from the date hereof until the date that is ninety (90) days following the Closing Date (or such earlier termination of this Convertible Note Subscription Agreement in accordance with its terms). For the avoidance of doubt, this Section 11(v) shall not prohibit the Subscriber from buying or selling any options or other derivative securities or engaging in other hedging activities (except to the extent explicitly prohibited above), or prohibit the conversion of the Convertible Notes at any time (and any such conversion shall not be deemed to be a transaction of the type contemplated in the first sentence above), or apply to any sale or other transaction (including the exercise of any redemption right) in respect of securities of the Issuer (i) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Convertible Note Subscription Agreement or (ii) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in open market transactions or otherwise after the execution of this Convertible Note Subscription Agreement. Notwithstanding the foregoing, (1) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Convertible Note Subscription Agreement or of the Subscriber’s participation in the Subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (2) in the case of the Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers

43

manage separate portions of the Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Subscriber’s assets, this Section 11(v) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Convertible Notes covered by this Convertible Note Subscription Agreement.

(w) From and after the Closing, the Subscriber will be entitled to appoint one (1) observer (the “Board Observer”) to the Board for so long as it continues to directly or indirectly hold at least 50.1% of the Subscriber’s initial holdings of the Convertible Notes (on an as-converted basis). The Issuer shall invite the Board Observer to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give the Board Observer copies of all notices, minutes, consents and other materials that the Issuer provides to the members of the Board at the same time and in the same manner as provided to such members; provided, however, the Issuer reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if (x) the Board determines, in good faith and upon advice of counsel, that access to such information or attendance at such meeting could adversely affect the attorney-client privilege, work product privilege or similar privilege or protection between the Issuer, the Board or any committee of the Board, on the one hand, and its counsel, on the other hand (y) the Board determines in good faith that access to such information or attendance at such meeting would result in disclosure of trade secrets or other highly confidential information to the Board Observer, or (z) the Board determines in good faith that the Subscriber has a conflict of interest with respect to such information, document or meeting. The Board Observer and the Subscriber shall maintain any non-public materials and information disclosed during such meetings strictly confidential and will not use such non-public materials and information for any purpose other than to monitor and evaluate its investment in the Issuer.

(x) The Issuer and the Subscriber agree to (i) treat the Convertible Notes as indebtedness of the Issuer for U.S. federal income tax purposes, (ii) not treat the Convertible Notes as “contingent payment debt instruments” under U.S. Treasury Regulation Section 1.1275-4 and (iii) treat the issuance of the Note Warrants and the payment of the Backstop Fee as premium payments in exchange for the issuance by the Subscriber to the Issuer of a put right with respect to the Convertible Notes and, in each case, each party shall file all requisite tax returns consistent with, and take no position inconsistent with, such treatment (whether in audits, tax returns or otherwise) unless there is a change in applicable law or unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

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Appendix A

Conditions for Increase of Subscription

If: (i) the Issuer has offered to issue up to an additional $75 million aggregate principal amount of the Convertible Notes to potential PIPE Investors in connection with the PIPE Transactions (the “PIPE Investor Convertible Notes”); (ii) each PIPE Investor invests $1 in the PIPE Transactions for each $1.00 in principal amount of PIPE Investor Convertible Notes issued to such PIPE Investor; (iii) an amount less than $75 million in aggregate principal amount of PIPE Investor Convertible Notes is agreed to be purchased by PIPE Investors (the difference between $75 million and such amount of PIPE Investor Convertible Notes (if any) agreed to be purchased by PIPE Investors, the “Balance Convertible Notes”); and (iv) the Issuer provides notice of the principal amount of Balance Convertible Notes to the Subscriber in accordance with Section 11(a) as soon as reasonably practicable and in any event prior to the end of the PIPE Offering Period, then the amount of the Subscription shall increase, at the election of the Issuer and Getaround, to include such Balance Convertible Notes (and all references to “Convertible Notes” in this Convertible Notes Subscription Agreement shall include the Balance Convertible Notes). If no PIPE Investor Convertible Notes are sold, then the principal amount of the Balance Convertible Notes shall be $75 million.

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Schedule 3(b)(iii)

[Follows on next page]

[***]

IN WITNESS WHEREOF, each of the Issuer and the Subscriber has executed or caused this Convertible Note Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

INTERPRIVATE II ACQUISITION CORP.

By:	/s/ Ahmed M. Fattouh
Name: Ahmed M. Fattouh
Title: Chief Executive Officer

Address for Notices:

InterPrivate II Acquisition Corp. 1350 Avenue of the Americas, 2nd Floor New York, NY 10019 Attention: General Counsel bbentley@interprivate.com with a copy (which will not constitute notice) to: Greenberg Traurig, LLP 1840 Century Park East Suite 1900 Los Angeles, CA 90067 Attention: Kevin Friedmann friedmannk@gtlaw.com

[Signature Page to Subscription Agreement]

SUBSCRIBER

MUDRICK CAPITAL MANAGEMENT L.P. on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Chief Investment Officer

Address for Notices: 527 Madison Avenue, 6th Floor New York, NY 10022 Attn: Glenn Springer Email: operations@mudrickcapital.com; [***] [***]
with a copy (which will not constitute notice) to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153-0119 Attn: Nitin Konchady nitin.konchady@weil.com

[Signature Page to Subscription Agreement]

EXHIBIT A

FORM OF INDENTURE

GETAROUND, INC.

as Issuer,

THE GUARANTORS PARTY HERETO,

as Guarantors,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Paying Agent, Registrar, Trustee and Collateral Agent

INDENTURE

Dated as of [•], 2022

8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027

TABLE OF CONTENTS

- i -

- ii -

- iii -

Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Restricted Note Legend	B1-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

Exhibit B-4: Form of OID Legend	B4-1

Exhibit C: Form of Supplemental Indenture	C-1

Exhibit D: Form of Authentication Order	D-1

Exhibit E: Form of Subordination Agreement	E-1

- iv -

INDENTURE, dated as of [•], 2022, between Getaround, Inc., a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as paying agent (in such capacity, the “Paying Agent”), as registrar (in such capacity, the “Registrar”), as trustee (in such capacity, the “Trustee”) and as collateral agent (the “Collateral Agent”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Notes”).

Article 1. DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. DEFINITIONS.

“Acquired Debt” means, with respect to any specified Person:

(a)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(b)	Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Applicable Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Asset Sale” means the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a sale leaseback), of property or assets (including Equity Interests of a Subsidiary) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”) in each case, other than:

(i) any disposition of Cash Equivalents or surplus, obsolete, used or worn out property or other property, in each case whether now owned or hereafter acquired, if made in the good faith determination of the Company or the applicable Restricted Subsidiary and/or in the ordinary course of business, and dispositions of property no longer used or useful to, or economically practicable or commercially reasonable to maintain, and dispositions of intellectual property that is not material to, or is no longer used in, the business of the Company and the Restricted Subsidiaries (including (1) allowing any registration or application for registration of any such intellectual property to lapse, go abandoned or be invalidated or (2) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any such intellectual property, in each case, if the Company determines in its reasonable business judgment that any of the foregoing does not materially interfere with or materially impair the business of the Company and the Restricted Subsidiaries, taken as a whole);

(ii) any disposition with an aggregate fair market value for all such property or assets disposed of pursuant to this clause (iii) in any fiscal year, not to exceed $5,000,000;

(iii) (A) any exchange of like property (excluding any boot thereon) for use in a similar business and (B) dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property, or other assets or services of comparable or greater value or usefulness to the business (including transactions covered by Section 1031 of the Code or any comparable provision of any foreign jurisdiction) as determined by the Company in good faith or (y) an amount equal to the net proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(iv) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business or consistent with industry practices;

(v) [Reserved];

(vi) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action with respect to assets or the granting of Liens not prohibited by this Indenture, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;

(vii) (A) dispositions or discounts without recourse of accounts receivable, notes receivable, rights to payment, other current assets or participations therein, or (B) dispositions of assets in connection with any Indebtedness permitted under this Indenture;

(viii) any financing transaction with respect to property built or acquired by the Company, or any of its Restricted Subsidiaries after the Issue Date, including asset securitizations permitted by this Indenture;

(ix) (A) the sale, discount, consignment or other disposition of inventory, goods held for sale, equipment, accounts receivable, notes receivable or other assets (including leasehold or licensed interests in real property), including on an intercompany basis, (x) in the ordinary course of business or consistent with past practice or the conversion of accounts receivable to notes receivable or (y) with respect to facilities that are temporarily not in use, held for sale or closed or the discontinuation of any product line or line of business, (B) the leasing or subleasing of real property in the ordinary course of business and (C) to the extent constituting an Asset Sale, the expiration of any option or similar agreement in respect of real or personal property;

(x) the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practices;

(xi) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practices or otherwise if the Company determines in good faith that such action is in the best interests of the Company and the Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to Holders;

(xii) the unwinding or termination of any hedging obligations;

(xiii) sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell and/or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xiv) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(xv) intercompany transfers among the Note Parties;

(xvi) any sale of property or assets, if the acquisition of such property or assets was financed with Equity Interest contributed to the Company or any of its Restricted Subsidiaries;

(xvii) the disposition of any assets (including Equity Interests) acquired in a transaction after the Issue Date, which assets are not used or useful in the core or principal business of the Company and its Restricted Subsidiaries, (A) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Company to consummate any acquisition or (B) which, within 90 days of the date of such acquisition, are designated in writing to the Trustee as being held for sale and not for the continued operations of the Company or any of its Restricted Subsidiaries or any of their respective businesses;

(xviii) any disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any of its Restricted Subsidiaries to such Person;

(xix) dispositions and terminations of leases, subleases, licenses, sublicenses or cross- licenses (including of intellectual property or technology and any sale of improvements made to leased real property resulting from such sale), the sale or termination of which is (A) made in the ordinary course of business, (B) does not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole, or (C) related to facilities that are temporarily not in use, held for sale or closed, or the discontinuation of any product line or line of business;

(xx) dispositions in connection with Permitted Liens;

(xxi) dispositions contemplated in connection with the Merger;

(xxii) dispositions made to comply with any final order or other binding directive of any Governmental Authority or any applicable law having proper jurisdiction over the entity making such disposition;

(xxiii) any sale of vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(xxiv) dispositions in connection with cash management services, treasury arrangements and related activities, in each case, in the ordinary course of business;

(xxv) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Company or any of its Restricted Subsidiaries, so long as the Company or such Restricted Subsidiary may obtain title to such asset upon reasonable notice by paying a nominal fee; and

(xxvi) deposits of copies of source code and release of such copies of source code pursuant to escrow arrangements entered into in the ordinary course of business and consistent with past practices, provided that any such deposit does not result in the permanent transfer of ownership of such source code.

“Authentication Order” means an authentication order substantially in the form set forth in Exhibit D.

“Authorized Denomination” means, with respect to a Note, a principal amount minimum denomination equal to $1,000 or any integral multiple of $1,000 in excess thereof, and after the payment of PIK Interest, a principal amount minimum denomination equal to $1.00 or any integral multiple of $1.00 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Agreement” that certain business combination agreement, dated as of [•], 2022, by and among the Issuer, TMPST Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub I”), TMPST Merger Sub II, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Merger Sub II”), and Getaround, Inc., a Delaware corporation, as amended prior to the date hereof.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions or trust companies in the City of New York, New York or the city of the principal office of the Trustee, for purposes of this Indenture, are authorized or obligated by law, regulation or executive order to close or be closed.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity prior to their conversion or exchange, as the case may be.

“Cash Equivalent” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by (i) the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or (ii) any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000; and

(f) instruments equivalent to those referred to in clauses (a) through (e) above denominated in pounds sterling, Canadian dollars or Euro or any other foreign currency comparable in credit quality and tenor and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the obligations under this Indenture.

“Collateral Agent” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Company Persons” means any future, current or former officer, director, manager, member, member of management employee, consultant or independent contractor of the Company or any of its Subsidiaries.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries plus, without duplication and solely to the extent deducted in calculating Consolidated Net Income of such Person for such period (including by reducing consolidated net income (or loss) as calculated in accordance with GAAP for the applicable period), the sum of:

(a)

provisions for taxes based on income (or similar taxes in lieu of income taxes), profits or capital (or equivalents), including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations;

(b)	Consolidated Interest Expense;

(c)	depreciation and amortization expense determined in accordance with GAAP;

(d)	any severance expenses and site-closure expenses incurred in connection with an acquisition to the extent incurred as part of, or within one year from the closing of, such acquisition;

(e)	any net after-tax losses (or net after-tax gains) with respect to Asset Sales or other dispositions of properties or assets of the Company or its Restricted Subsidiaries;

(f)

adjustments for non-cash gains and non-cash write-downs; including, but not limited to, non-cash charges relating to (i) share-based earnouts resulting from the Business Combination Agreement and transactions contemplated thereby and (ii) any fair value adjustments relating to convertible notes and warrants, warrant liabilities, derivative securities and convertible debt;

(g)	any net after-tax income or losses for such period attributable to early extinguishment of Indebtedness or obligations under any hedging agreement or other derivative instrument; and

(h)

any non-cash charges or expenses resulting from any employee benefit or management compensation plan, other non-cash compensation or the grant of stock and stock options or other equity and equity-based interests to employees of the Company (or any direct or indirect parent thereof) or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options or other equity and equity-based interests under variable plan accounting; provided that the aggregate amount of adjustments associated with any stock-based and other equity-based compensation expenses shall not exceed 25% of Consolidated Adjusted EBITDA for the relevant period (calculated before giving effect to all of the adjustments made pursuant to this definition of “Consolidated Adjusted EBITDA”);

provided, that for purposes of calculating Consolidated Adjusted EBITDA of the Company and its Subsidiaries for any period, (A) the Consolidated Adjusted EBITDA of any Person or assets constituting a division or line of business of any business entity, division or line of business, in each case, acquired by the Company or any of the Restricted Subsidiaries during such period, shall be included on a pro forma basis for such period assuming the consummation of such acquisition had occurred on the first day of such period and (B) the Consolidated Adjusted EBITDA of any Person or assets constituting a division or line of business of any business entity, division or line of business, in each case, disposed of by the Company or any of the Subsidiaries during such period shall be excluded for such period (assuming the consummation of such disposition had occurred on the first day of such period), in each case, calculated in accordance with Regulation S-X under the Exchange Act. With respect to each joint venture or minority investee of the Company or any Guarantor, for purposes of calculating Consolidated Adjusted EBITDA, the amount of Consolidated Adjusted EBITDA (calculated in accordance with this definition) attributable to such joint venture or minority investee, as applicable, that shall be counted for such purposes (without duplication of amounts already included in Consolidated Net Income) shall equal the amount thereof actually distributed to the Company or any Guarantor. Unless otherwise qualified, all references to “Consolidated Adjusted EBITDA” in this Indenture shall refer to Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries. In no event shall Consolidated Adjusted EBITDA include any run-rate metrics, including, without limitation, run-rate synergies or cost-savings.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate hedging obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of such Person and its Restricted Subsidiaries for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its Restricted Subsidiaries for any period, there shall be excluded:

(a)	minority interest expense attributable to minority equity interests of third parties in any non-wholly owned entity;

(b)	any net unrealized gains and losses resulting from currency translation;

(c)	the cumulative effect of a change in accounting principles during such period, together with any related provision for taxes; and

(d)	any customary Transaction Expenses incurred in the year ended December 31, 2022.

“Consolidated Total Debt” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries (excluding intercompany Indebtedness as of such date) plus (ii) the aggregate liquidation value of all Disqualified Capital Stock of such Person and of the Subsidiaries of such Person and all Preferred Stock of the Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP; provided that with respect to any revolving credit facility the Consolidated Total Debt thereof shall be deemed to be the full amount of the commitments thereunder.

“Consolidated Total Leverage Ratio” with respect to any Person, as of any date, means the ratio of (a) Consolidated Total Debt of such Person as of such date to (b) Consolidated Adjusted EBITDA of such Person for the four most recent full fiscal quarters for which internal financial statements prepared in accordance with GAAP are available immediately preceding such date. In the event that the Company or any of its Subsidiaries incurs or redeems, repurchases or otherwise discharges any Indebtedness subsequent to the period for which the Consolidated Total Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Total Leverage Ratio is made, then the Consolidated Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption, repurchase or discharge of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time; provided, however, that the Conversion Price shall be subject to a downward adjustment to 115% of the average of the Daily VWAP of the Common Stock for the 90 VWAP Trading Days after the Issue Date, subject to a minimum conversion price of $9.21 per share (subject to proportionate adjustment for stock or share dividends, stock or share splits or stock or share combinations with respect to the Common Stock), provided further, that there shall be no adjustment if 115% of such average daily VWAP is equal to or greater than the Conversion Price in effect at such time.

“Conversion Rate” initially means 86.96 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that (a) the Conversion Rate is subject to adjustment pursuant to Article 5; and (b) whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Corporate Trust Office” means the office of the Paying Agent, Registrar and Trustee at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, Global Corporate Trust Services, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Account Administration (Getaround Notes), or such other address as the Paying Agent, Registrar or Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor paying agent, successor registrar or successor trustee (or such other address as such successor paying agent, successor registrar or successor trustee may designate from time to time by notice to the holders and the Company).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EVTL <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Deposit Account Control Agreements” means [ ].

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary of the Company or an employee stock or share ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock of such Person or any direct or indirect parent entity thereof that would not otherwise constitute Disqualified Stock, and other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Capital Stock of such Person or as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided that if such Capital Stock is issued pursuant to any plan for the benefit of future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Company or its Subsidiaries or by any such plan to such future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any Capital Stock held by any Permitted Payee of the Company, any of its Subsidiaries, or any other entity in which the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors, in each case pursuant to any stock or share subscription or shareholders’ agreement, management equity plan or stock or share option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“Equity Interest” means shares, shares of capital stock, partnership interests (other than general partnership interests), membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Contribution” means Net Cash Proceeds, marketable securities or other proceeds received by the Company after the Issue Date from:

(a) contributions to its common equity capital (including in consideration for the issue of shares);

(b) dividends, distributions, fees and other payments from any joint ventures or Investments in entities that are not Restricted Subsidiaries; and

(c) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock or share option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company or any direct or indirect parent entity to the extent contributed as common equity capital to the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate.

“Excluded Subsidiary” means any Subsidiary that (i) is a non-Wholly Owned Subsidiary that is not permitted to guarantee the Notes by its organizational documents, including any applicable equityholder agreement, or applicable law or regulation, (ii) (A) generates revenue of less than $2,000,000 on an unconsolidated basis and (B) accounts for less than 5% of the Company’s consolidated revenue on an unconsolidated basis or (iii) is, for so long as the PGE Facility is outstanding, Getaround SAS.

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset (which determination shall be conclusive), it being agreed that with respect to real property, in no event will the Issuer or a Restricted Subsidiary be required to obtain independent appraisals or other third party valuations to establish such Fair Market Value unless required by FIRREA.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (x) the Company or its Wholly Owned Subsidiaries, their respective employee benefit plans or (y) the affiliated holders, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) (i) of Capital Stock representing more than fifty percent (50%) of the voting power of all classes of the Company’s Capital Stock; or (ii) of more than 50% of the outstanding shares of Common Stock;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the shares of Common Stock are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of shares of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of Capital Stock listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the purposes of this definition, the term “affiliated holders” means (i) Mr. Sam Zaid and his estate, spouse, heirs and lineal descendants, (ii) any company, limited liability company, partnership, trust, foundation or other entity or investment vehicle for which any of the persons in clause (i) retains sole voting and dispositive power (or shared voting and/or dispositive power with other affiliated holders) with respect to the shares of Common Stock held by such company, partnership, trust, foundation or other entity or investment vehicle, and the trustees, legal representatives, beneficiaries and/or beneficial owners of such company, limited liability company, partnership, trust, foundation or other entity or investment vehicle, (iii) any not-for-profit entity where the acquisition or its shares of Common Stock is directed by any of the persons in clause (i), and (iv) any entity wholly-owned by any person described in clause (i).

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change, which must be a Business Day that is no more than 35, nor less than 20, Business Days after the date the Company sends the Fundamental Change Repurchase Notice.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date, except that (i) with respect to any reports or financial information required to be delivered pursuant to Section 3.02, GAAP means generally accepted accounting principles in the United States as in effect during the applicable period covered by such report or financial information and (ii) any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under the Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness thereunder.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or Cede & Co., as its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 9.

“Guarantor” means each Person that becomes a Guarantor by executing the Indenture or an amended or supplemental indenture pursuant to Section 8.01(B) and Section 9.03 and, subject to Section 9.04, its successors and assigns of the foregoing.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” of any Person means, without duplication,

(a) all obligations of such Person for borrowed money,

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent such obligations would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP,

(c) all guarantees by such Person of Indebtedness of others,

(d) all Capital Lease Obligations of such Person,

(e) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty, bank guarantees, bankers’ acceptances and similar instruments and

(f) to the extent not otherwise included in this definition, net obligations of such Person under hedging obligations entered into by such Person in the ordinary course of business and entered into for bona fide hedging purposes (and not for speculative purposes) as determined in good faith by the Company (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such person at the termination of such agreement or arrangement);

provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) contingent indemnity and similar obligations incurred in the ordinary course of business, (iv) Indebtedness of any parent entity (for which none of the Company or any Subsidiary is liable) appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP, (v) obligations in connection with government auctions, subsidies, benefits or similar programs or processes, (vi) trade and other payables, accrued expenses and liabilities and intercompany liabilities arising in the ordinary course of business and (vii) obligations under any license, permit or other approval (or guarantees in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For all purposes hereof, the Indebtedness of the Company and any of its Subsidiaries shall exclude (i) intercompany liabilities between and among them arising solely from their cash management, tax and accounting operations in the ordinary course of business and (ii) intercompany loans, advances or Indebtedness between and among them having a term not exceeding 364 days (inclusive of any rollover, conversion or extension terms) and made in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing,; (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names (including “handles”), whether or not trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) product designs, industrial designs, blueprints, drawings, specifications, documentations, programming materials, reports, catalogs, literature and all registrations, applications for registration, and renewals therefor; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights, together with all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to with respect to any of the foregoing, and all claims and causes of action with respect to any of the foregoing whether accruing before, on, or after the date hereof including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof.

“Intellectual Property Agreements” means [ ].

“Interest Payment Date” means, with respect to a Note, each [•] and [•] of each year, commencing on [•], 202[•] (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Interest Period” shall mean the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include the day immediately preceding the first scheduled Interest Payment Date (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period).

“Investment Grade Rating” means S&P BBB- or above.

“Investment Grade Securities” means:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(c) investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, as to any Person, any direct or indirect acquisition of or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and the Restricted Subsidiaries, intercompany advances between and among the Company and/or the Restricted Subsidiaries arising solely from their cash management, tax and accounting operations in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the Company. For purposes of Section 3.12 hereof, if the Company or any of its Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary of the Company such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any investment by the Company or any of its Restricted Subsidiaries in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Company or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under this Indenture.

“Issue Date” means [•], 2022.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lien” means, with respect to any asset, (a) any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means (a) the entering into or consummation of any transaction (including in connection with any acquisition or similar permitted Investment or the assumption or incurrence of Indebtedness or the obtaining of a commitment in respect thereof) and/or (b) the making of any Restricted Payment.

“Make-Whole Premium” means, with respect to a Note at any time, the excess, if any, of (a) the present value at such time of (i) the Redemption Principal Amount of such Note on the Maturity Date plus (ii) any required interest payments due on such Note through the Maturity Date (but excluding accrued and unpaid interest through the relevant Redemption Date), computed using the rate for Cash Interest as the Stated Interest and a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the relevant Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note. The Trustee shall have no obligation to calculate or verify the calculation of the Make-Whole Premium.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material IP” means any Intellectual Property that is material to the business operation of the Company and its Restricted Subsidiaries taken as a whole, and any licenses that are necessary to run the businesses of the Company and its Restricted Subsidiaries taken as a whole.

“Material Real Property” means any Real Property with a Fair Market Value, as reasonably determined by the Company in good faith, greater than or equal to $1,000,000 per

Real Property or $5,000,000 in the aggregate for all Real Properties or any Leasehold.

“Maturity Date” means [•], 2027.

“Merger” means the business combination pursuant to the Business Combination Agreement, whereby, among other things, (i) Merger Sub I will merge with and into Getaround, Inc. (the “First Merger”), with Getaround, Inc. being the surviving entity in the merger and continuing (immediately following the First Merger) as a wholly-owned subsidiary of the Company (the “Surviving Corporation”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation shall be merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II being the surviving entity in the Second Merger and continuing (immediately following the Second Merger) as a wholly-owned subsidiary of the Company.

“Mortgage” means a mortgage, leasehold mortgage, charge, deed of trust, leasehold deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties to secure the obligations under this Indenture, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage will (or is required to be) be granted pursuant to [ ].

“Net Cash Proceeds” with respect to any issuance or sale of common equity capital, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Note Party” means the Company and the Guarantors.

“Notes” means the 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 issued by the Company pursuant to this Indenture.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Executive Vice President, Senior Vice President or Vice-President of the Company (in each case, if any).

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.03.

“OID Legend” means a legend substantially in the form set forth in Exhibit B-4.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions.

“Permitted Intercompany Activities” means any transactions between or among the Company and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Company and its Restricted Subsidiaries and, in the good faith judgment of the Company are necessary or advisable in connection with the ownership or operation of the business of the Company and its Restricted Subsidiaries, including, but not limited to, (a) payroll, cash management, purchasing, insurance and hedging arrangements; (b) management, technology and licensing arrangements; and (c) customer loyalty and rewards programs.

“Permitted Investments” means:

(a) any Investment in the Company or any of the Guarantors, or in Getaround SAS in the ordinary course of business;

(b) any Investment in Cash Equivalents or Investment Grade Securities;

(c) any Investment by the Company or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) if as a result of such Investment:

(i) such Person becomes a Guarantor; or

(ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Company or a Guarantor, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(d) (i) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 3.10 hereof and (ii) promissory notes and other Investments (including non-cash consideration) received in connection with an Asset Sale (or any other disposition of assets not constituting an Asset Sale);

(e) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (i) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (ii) as otherwise permitted under this Indenture;

(f) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consistent with past practice;

(ii) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor, supplier or customer); or

(iii) in satisfaction of judgments against other Persons; or

(iv) as a result of a foreclosure or other security enforcement by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) hedging obligations;

(h) Investments by the Company or a Guarantor in joint ventures or Similar Businesses having an aggregate fair market value taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding not to exceed the greater of (a) $20,000,000 (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus any amount invested into the Company or any Subsidiary by a third-party and which amount (or any portion thereof) is contractually agreed with such third-party to be allocated to a joint venture, plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such investments; provided, however, that (i) if any Investment pursuant to this clause (h) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (h), (ii) the Equity Interests in such joint venture or Similar Business is beneficially owned by a Note Party;

(i) Investments the payment for which consists of Equity Interests (other than Disqualified Stock, except to the extent issued by the Company to one of its Restricted Subsidiaries) of the Company, or redemptions in whole or in part of any of the Company’s Equity Interests (other than Disqualified Stock, except to the extent issued by the Company to one of its Restricted Subsidiaries) or with proceeds from substantially concurrent equity contributions or new Equity Interests (and in no event shall such contribution or issuance so utilized increase the amount available for Restricted Payments under clause (B) of Section 3.12(a) hereof) (other than Disqualified Stock, except to the extent issued by the Company to one of its Restricted Subsidiaries);

(j) guarantees of Indebtedness permitted under Section 4.09 hereof, performance guarantees and contingent obligations and the creation of Liens on the assets of the Company or any of its Restricted Subsidiary permitted under this Indenture;

(k) [Reserved];

(l) Investments consisting of (i) purchases or other acquisitions of inventory, supplies, material or equipment, (ii) the leasing, sub-leasing, licensing, sub-licensing, cross- licensing or contribution of intellectual property in the ordinary course of business, consistent with past practice, consistent with industry practice or pursuant to joint marketing arrangements or non-exclusive licenses or sublicenses with other Persons, in each case in the good faith determination of the Company, or (iii) the contribution, assignment, licensing, sub-licensing or other Investment of intellectual property or other general intangibles and any other Investments in each case of this clause (iii) made to Restricted Subsidiaries of the Company (or to other Persons but only in respect of immaterial intellectual property or other general intangibles) in connection therewith;

(m) loans, advances and other credit extensions to Permitted Payees (i) for reasonable and customary business-related travel, entertainment, relocation (including moving expenses and costs of replacement homes), business machines or supplies, automobiles and analogous ordinary business purposes and (ii) in connection with such Person’s purchase of Equity Interests in the Company or any of its Restricted Subsidiaries; provided that either (x) (1) no cash or Cash Equivalents are advanced in connection with such loan, advance or credit extension or (2) after giving pro forma effect thereto, the aggregate principal amount of loans, advances and other credit extensions in cash or Cash Equivalents outstanding in reliance on clause (2) of this proviso shall not exceed $5,000,000 and (y) such loan shall be secured by the Equity Interests held by such Person;

(n) advances, loans or extensions of trade credit (other than to Permitted Payees) in the ordinary course of business or consistent with past practice by the Company or any of its Restricted Subsidiaries;

(o) any Investment in connection with cash management services, treasury arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(p) (i) Investments made as part of, or in connection with, the SPAC Transactions and (ii) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(q) Investments (i) consisting of deposits, prepayments, rebates, extensions of credit in the nature of accounts receivable or notes receivable and/or other credits to suppliers or other trade counterparties, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Company or any of its Restricted Subsidiaries;

(r) (i) obligations with respect to Guarantees provided by the Company or any Restricted Subsidiary in respect of leases and/or subleases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, (ii) obligations with respect to Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Company and/or its Restricted Subsidiaries, in each case, entered into in the ordinary course of business and (iii) Investments consisting of Guarantees of any supplier’s obligations in respect of commodity contracts, including hedging obligations, solely to the extent such commodities relate to the materials or products to be purchased by the Company or any of its Restricted Subsidiaries and (iv) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(s) exchanges, conversions, redemptions or repurchases of the Notes;

(t) Investments in the ordinary course of business or consistent with past practice consisting of endorsements for collection or deposit and customary trade arrangements with customers, vendors, suppliers, licensors, sub-licensors, licensees and sub-licensees in the ordinary course of business;

(u) Investments (including debt obligations and Equity Interests) (i) received in connection with the bankruptcy, work-out, recapitalization or reorganization of any Person, (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure or other security enforcement with respect to any secured Investment or other transfer of title with respect to any secured Investment and (iv) as a result of or in connection with settlement, compromise or resolution of (a) litigation, arbitration or other disputes or (b) obligations of trade creditors, suppliers, licensors, customers and other account debtors that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier, licensor, customer or other account debtor;

(v) loans and advances of payroll payments or other advances of salaries or compensation to Company Persons in the ordinary course of business and Investments in connection with any deferred compensation plan or arrangement for any Company Person;

(w) Investments made in connection with Permitted Intercompany Activities and related transactions;

(x) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a casualty event;

(y) [Reserved];

(z) earnest money deposits required in connection with any acquisition permitted under this Indenture (or similar Investments);

(aa) contributions in connection with compensation arrangements or to a “rabbi” trust for the benefit of Company Persons or other service providers of the Company, the Company or any Restricted Subsidiary or to any other grantor trust subject to claims of creditors in the case of a bankruptcy or other insolvency proceeding of the Company or any of its Restricted Subsidiaries;

(bb) (i) Investments of the Company or any of the Guarantors acquired after the Issue Date or of a Person merged or consolidated with the Company or any of its Guarantors in accordance with this Indenture after the Issue Date, (x) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation or such designation and were in existence on the date of such acquisition, merger or consolidation or such designation and (y) including any modification, replacement, renewal, reinvestment or extension thereof so long as the amount of the original Investment permitted under this clause (bb) is not increased except by the terms of such Investment existing on the date of such acquisition, merger or consolidation or such designation or as otherwise not prohibited by this Indenture;

(cc) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses, sublicenses, subleases or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(dd) [Reserved];

(ee) [Reserved];

(ff) Investments made in joint ventures as required by, or made pursuant to, buy/sell and/or put/call arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Issue Date or entered into after the Issue Date in the ordinary course of business;

(gg) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that such obligations and/or liabilities, as applicable, are permitted to remain unfunded under applicable law;

(hh) Investments in connection with cash management services and related activities in the ordinary course of business;

(ii) Investments consisting of (i) the licensing or contribution of intellectual property pursuant to joint marketing, collaborations or other similar arrangements with other Persons and/or (ii) minority equity interests in customers received as part of fee arrangements, in each case, entered into in the ordinary course of business;

(jj) other Investments in the aggregate for all Investments made pursuant to this clause (jj) not to exceed $5,000,000; and

(kk) Investments consisting of earnest money deposits required in connection with purchase agreements or other acquisitions or Investments otherwise permitted under this Indenture and any other pledges or charges or other security interests or deposits permitted by this Indenture.

For purposes of determining compliance with this definition, in the event that a proposed Investment (or a portion thereof) meets the criteria of clauses (a) through (kk) above, the Company will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Investment (or a portion thereof) between such clauses (a) through (kk) in any manner that otherwise complies with this definition.

“Permitted Liens” (including in each case of the following, any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatements, exchange, extensions, renewals or replacements of the obligations secured by such Liens)) means:

(i) Liens securing Indebtedness permitted to be incurred pursuant to clause (c) of Section 3.08;

(ii) Liens on property (including Equity Interests) existing at the time of acquisition of the property and/or person by such Person (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(iii) Liens arising under this Indenture and the Security Documents, including those that are for the benefit of the Collateral Agent;

(iv) Liens securing any (a) hedging obligations entered into by such Person in the ordinary course of business and entered into for bona fide hedging purposes (and not for speculative purposes) as determined in good faith by the Company and (b) cash management obligations;

(v) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business or consistent with past practice;

(vi) Liens (and rights of set-off) imposed by statutory or common law, such as banks’ landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s or construction contractors’ Liens and other similar Liens, that secure amounts not overdue for a period of more than 60 days or, in each such case, if more than 60 days overdue, such Liens (and rights of set-off) (i) are unfiled and no other action has been taken to enforce such Liens, (ii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) are such that the failure to make payment could not reasonably be expected to have a material adverse effect;

(vii) Liens for taxes, assessments or other governmental charges (including any Lien imposed by any pension authority or similar Liens) not yet overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or, if more than 60 days overdue, which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(viii) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(ix) (i) easements, entitlements, rights-of-way, reservations, restrictions, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunications, telephone or telegraph or cable conduits, poles, wires and similar protrusions, rights waivers, restrictions, covenants, site plan agreements, development agreements, operating agreements, cross-easement agreements, conditions, encroachments, protrusions, zoning restrictions, applicable laws, municipal ordinances and other similar encumbrances or matters, or encumbrances or matters that are or would be reflected on a survey (or by inspection) of any real property, (ii) irregularities of title, (iii) title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole and (iv) any Lien or exception on (or disclosed in) the applicable policies issued to, and approved by, the collateral agent in connection with mortgaged property (and any replacement, extension or renewal of such Lien or exception);

(x) Liens existing on the Issue Date including Liens securing any refinancing Indebtedness of any Indebtedness secured by such Liens; provided that any such Lien is limited to all or part of the same property or assets (plus improvements and accessions to such property or proceeds or distributions thereof) that secured the Indebtedness;

(xi) Liens on property or shares or shares of stock or other assets of a Person at the time such Person becomes a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(xii) Liens on inventory or goods, the purchase price of which is financed by, or securing obligations in respect of, commercial letters of credit or bankers’ acceptances issued for the account of the Company or any of its Restricted Subsidiaries or to facilitate the purchase, shipment or storage of such inventory or goods;

(xiii) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business or consistent with past practice which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, taken as a whole;

(xiv) Liens arising from UCC (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary UCC (or equivalent statute) financing statements or similar public filings;

(xv) Liens in favor of the Company or its Restricted Subsidiaries;

(xvi) Liens on vehicles or equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business or consistent with past practice;

(xvii) deposits made or other security provided in the ordinary course of business or consistent with past practice to secure liability to insurance carriers;

(xviii) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice;

(xix) Liens securing, or otherwise arising from, judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith and any pledge, charge or other security interest and/or deposit securing any settlement of litigation;

(xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xxi) Liens (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice, and (iii) in favor of banking or other financial institutions arising as a matter of law or under general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xxii) Liens deemed to exist in connection with any investments;

(xxiii) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes;

(xxiv) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or consistent with past practice or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(xxv) any encumbrance or restriction (including put and call arrangements) with respect to capital stock or shares of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xxvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by such Person in the ordinary course of business or consistent with past practice;

(xxvii) Liens solely on any cash earnest money deposits made by such Person in connection with any letter of intent or purchase or other agreement;

(xxviii) ground leases or subleases in respect of real property on which facilities owned or leased by such Person that are located and any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property or any structure thereon (including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order) that does not materially interfere with the business of the Company or the Restricted Subsidiaries, taken as a whole;

(xxix) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xxx) any Liens with respect to which the aggregate amount of the obligations secured thereby does not exceed $500,000 at any time outstanding;

(xxxi) Liens (i) on cash or Cash Equivalents or escrow deposits (A) in connection with any letter of intent or purchase agreement with respect to any investment or other acquisition (or to secure letters of credit posted in respect thereof), (B) in favor of any seller of property pursuant to a transaction not prohibited hereunder, to be applied against the purchase price for such transaction or (C) otherwise in connection with any escrow arrangements (or similar arrangements) with respect to any investment or other acquisition of assets, asset sale or incurrence of Indebtedness (including any letter of intent or purchase or other agreement with respect to any such investment or other acquisition of assets, asset sale or incurrence of Indebtedness) or (ii) consisting of an agreement to dispose of any property;

(xxxii) (i) any interest or title of a lessor, sub-lessor, franchisor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, franchisor’s, licensor’s or sub-licensor’s interest under leases or non-exclusive licenses entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice or with respect to intellectual property, software and other technology licenses that is not material to the conduct of the business of the Company or its Restricted Subsidiaries, taken as a whole, or (ii) Liens granted pursuant to a security agreement between the Company or any of its Restricted Subsidiaries and a licensee of intellectual property to secure the damages, if any, incurred by such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Company or such Restricted Subsidiary;

(xxxiii) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and such Restricted Subsidiary or consistent with past practice to secure the performance of the Company’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(xxxiv) Liens on assets deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets;

(xxxv) Liens on any funds or securities held in escrow accounts or similar arrangements established for the purpose of holding proceeds from issuances of debt securities or incurrences of other Indebtedness by the Company or any of its Restricted Subsidiaries issued after the Issue Date, together with any additional funds required in order to fund any payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance or incurrence of such Indebtedness), mandatory redemption or sinking fund payment on such debt securities or other Indebtedness;

(xxxvi) Liens incurred or deposits made to secure the performance of leases, tenders, statutory obligations (including those to secure health, safety and environmental obligations and Liens required by applicable law to be granted in favor of creditors in relation to a merger or other reorganization), warranties, bids, government or trade contracts (including customer contracts, but other than for the payment of Indebtedness for borrowed money), indemnities, governmental contracts, performance, bid, appeal, indemnity, stay, customs, judgment, completion, return-of-money and/or surety bonds, bankers’ acceptance facilities, completion guarantees and other obligations of a like nature and obligations in respect of letters of credit posted to support any of the foregoing, in each case incurred in the ordinary course of business;

(xxxvii) rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts or similar accounts or cash management arrangements or in connection with the issuance of letters of credit;

(xxxviii) Liens given to a utility or any municipality or Governmental Authority when requested or required by such utility, municipality or Governmental Authority in connection with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and obligations in respect of letters of credit posted to support any of the foregoing;

(xxxix) reservations, limitations, provisos and conditions expressed in any original grant from any Governmental Authority or other grant of real or immovable property or interests therein;

(xl) (i) any interest or title (and all encumbrances and other matters affecting such interest or title) of, or Liens attributable to, an owner, lessor, sublessor, licensor or sub-licensor under any lease, license, occupancy or similar arrangement with respect to real estate or other property, (ii) any Lien, restriction or encumbrance to which the interest or title of such owner, lessor, sublessor, licensor or sublicensor may be subject, (iii) subordination of the interest of the lessee, sub-lessee, licensee, sub-licensee or occupier under such lease, sublease, license, sublicense, occupancy or similar arrangement to any Lien referred to in the preceding clause (ii), (iv) any landlord Lien arising by applicable law or permitted by the terms of any lease, sublease, license, sublicense, occupancy or similar arrangement or (v) any deposit of cash with the owner or lessor of premises leased and operated by the Company or any of its Restricted Subsidiaries in the ordinary course of business to secure the performance of obligations under the terms of the lease for such premises;

(xli) (i) leases, licenses, subleases, sub-licenses, occupancies or cross-licenses granted to others (other than with respect to intellectual property), (ii) assignments of intellectual property granted to a customer of the Company or any of its Restricted Subsidiaries in the ordinary course of business which do not secure any Indebtedness for borrowed money or (iii) the rights reserved or vested in any Person (including any Governmental Authority) by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or required by applicable law, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(xlii) undetermined or inchoate Liens, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, or which relate to obligations not overdue for a period of more than 60 days, or, in each such case, if more than 60 days overdue, such Liens and other rights (i) are unfiled and no other action has been taken to enforce such Liens and other rights, or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(xliii) Liens arising solely in connection with rights of dissenting equity holders pursuant to applicable law in respect of the Merger;

(xliv) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods and bailee arrangements, in each case in the ordinary course of business or (ii) by operation of law under Article 2 of the UCC (or any similar law of any jurisdiction);

(xlv) Liens on securities or other assets that are the subject of repurchase agreements constituting investments arising out of such repurchase transaction;

(xlvi) Liens that are rights of set-off or netting (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers or contractual counterparties in the ordinary course of business;

(xlvii) Liens on cash and Cash Equivalents in connection with the defeasance, redemption, satisfaction and/or discharge of Indebtedness;

(xlviii) receipt of progress payments and advances from customers in the ordinary course of business to the extent such receipt or advance, as applicable, creates a Lien on the related inventory and proceeds thereof;

(xlix) Liens in respect of sale leasebacks on the assets or property sold and leased back in such sale leaseback; and

(l) deposits by the Company and the Restricted Subsidiaries made in the ordinary course of business and held by (or for the benefit of) (i) regulatory authorities in connection with state insurance licensing requirements, (ii) customers and contract counterparties including landlords and lessors or (iii) issuers of letters of credit issued to Persons described in clauses (i) and (ii) above in the ordinary course of business for so long as such letters of credit remain outstanding.

“Permitted Payees” means any Company Person (or any Affiliate, Permitted Transferee or other transferee of any of the foregoing).

“Permitted Refinancing” means refinancings, replacements, modifications, refundings, renewals or extensions of Indebtedness; provided, that (a) there is no increase in the principal amount (or accreted value) thereof (except by an amount equal to accrued interest, fees, discounts, premiums (including reasonable tender premiums), penalties and expenses), (b) the Weighted Average Life to Maturity of such Indebtedness is greater than or equal to the Weighted Average Life to Maturity of the Indebtedness being refinanced (other than a shorter Weighted Average Life to Maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a shorter Weighted Average Life to Maturity than the Weighted Average Life to Maturity of the Indebtedness being refinanced), (c) immediately after giving effect to such refinancing, replacement, refunding, renewal or extension, no Event of Default shall be continuing and (d) no Subsidiary of the Company shall be an obligor or guarantor of any such refinancings, replacements, modifications, refundings, renewals or extensions except to the extent (x) that such Person was such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, replaced, refunded, renewed or extended or (y) such Person is, or substantially concurrently with any such refinancing, replacement, modification, refunding, renewal or extension becomes, a Guarantor.

“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children, grandchildren and their respective lineal descendants, parent, step- parent, grandparent, domestic partner, former domestic partner, sibling or step-sibling (and any lineal descendant thereof), mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), (b) any trust, partnership, estate planning vehicle or other legal entity the beneficiaries of which are persons referred to in the preceding clause (a) and (c) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“PGE Facility” means the French State guaranteed loans in an initial aggregate principal amount of €4,500,000 made available to Getaround SAS, pursuant to (i) an agreement dated November 13, 2020, entered into between BNP Paribas and Getaround SAS, (ii) an agreement dated November 27, 2020, entered into between Bpifrance Financement and Getaround SAS, and (iii) an agreement dated November 23, 2020, entered into between Crédit Industriel et Commercial and Getaround SAS.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“PIK Interest” means payment of interest on the Notes through an increase in the principal amount of the outstanding Notes (including the increase of any Physical Notes on the books and records of the Registrar) or through the issuance of PIK Notes (to the extent approved by the Trustee in its sole discretion), to the extent all interest due on an Interest Payment Date is so paid.

“Pledge Agreement” means that certain share charge, dated as of the Issue Date, by and among the Company, as Chargor, and the Collateral Agent, as amended, supplemented or modified from time to time.

“Preferred Stock” means any Capital Stock with preferential right of payment of dividends or upon liquidation, dissolution, winding up or some other event.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Real Property” means of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recurring Contracts” means, as of any date of determination, any commercial contract of the Company or any of its Restricted Subsidiaries for the provision of goods or services that are continuous and not project based.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Redemption Principal Amount” means the principal amount of a Note payable by the Company to redeem such Note upon its Redemption, calculated pursuant to Section 4.03(B).

“Reference Price” means the Last Reported Sale Price of the Common Stock on the Issue Date (subject to proportionate adjustment for stock or share dividends, stock or share splits or stock or share combinations with respect to the Common Stock).

“Registration Rights Agreement” means section 5 of the Subscription Agreement.

“Regular Record Date” with respect to any Interest Payment Date, means the [•] or [•] (whether or not such day is a Business Day) immediately preceding the applicable [•] or [•] Interest Payment Date, respectively.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means, (A) when used with respect to the Trustee or the Collateral Agent, as applicable, any officer of the Trustee or the Collateral Agent assigned by the Trustee or the Collateral Agent, as applicable, having direct responsibility for the administration of this Indenture; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Share Legend” means, with respect to any share certificates with respect to any Conversion Share, a legend on such certificates substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Restricted Subsidiary” means, with respect to any Person, at any time, any direct or indirect Subsidiary of such Person. Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of the Company.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Security Agreement” means [ ].

“Security Documents” means all security agreements (including the Security Agreement, Pledge Agreement, Mortgages, Intellectual Property Security Agreement and the Deposit Account Security Agreements), intercreditor agreements, pledge agreements, charges, mortgages, collateral assignments, collateral agency agreements, or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holders to secure the obligations under this Indenture, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Indenture.

“Shelf Effectiveness Date” means the date when the Shelf Registration Statement is effective and available for use and is expected to remain effective and available during the period from, and including, the relevant Redemption Notice Date to, and including, the Business Day immediately before the related Redemption Date, as of the Redemption Notice Date.

“Shelf Registration Statement” has the meaning prescribed to it in the Registration Rights Agreement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Similar Business” means (1) any business conducted by the Company or any of its Restricted Subsidiaries on the Issue Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, corollary, complementary, synergistic or related to, or a reasonable extension, development or expansion of, the businesses that the Company and its Restricted Subsidiaries conduct or propose to conduct on the Issue Date.

“SPAC Transactions” means any transaction or series of transactions, including without limitation, such transactions contemplated by the Business Combination Agreement, that results in the direct or indirect acquisition of the Company (or any parent or subsidiary thereof) by, or a merger or other combination with or investment from, a publicly traded special purpose acquisition company or similar third party (in each case, including any parent or subsidiary thereof), irrespective of the voting power of the resulting entity held by the shareholders of the Company preceding such transaction or series of transactions.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Transaction” means any of the following identified by the Company: (a) transaction or series of related transactions, including investments, that results in a Person becoming a Restricted Subsidiary, (b) any designation of a Subsidiary as a Restricted Subsidiary, (c) any acquisition, (d) any transaction or series of related transactions, including Asset Sale, that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, (e) any acquisition or disposition of assets constituting a business unit, line of business or division of another Person or a facility, (f) any material acquisition, disposition or changes in customer, supplier or other commercial contracts or arrangements or new material customer, supplier or other commercial contracts or arrangements, including (i) material changes to amounts to be paid by or received by Note Parties and (ii) material changes to contracted or implemented revenue, (g) any restructuring of the business of the Company, whether by merger, consolidation, amalgamation or otherwise, (h) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), and (i) transactions of the type given pro forma effect in (i) the Company Model or (ii) any quality of earnings report prepared by a nationally recognized accounting firm in connection with the SPAC Transactions or any investment or acquisition consummated after the Issue Date.

“Subordinated Indebtedness” means, with respect to the Notes, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes and any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes, in each case pursuant to a subordination agreement in the form set forth in Exhibit E, which Indebtedness has a final scheduled maturity date later than the final scheduled maturity date of the Notes.

“Subscriber” means Mudrick Capital Management L.P. or any fund, investor, entity or account that is managed, sponsored or advised by Mudrick Capital Management L.P. or its Affiliates.

“Subscription Agreement” means the Convertible Note Subscription Agreement, dated as of May [•], 2022, between, among others, the Company and the Subscriber.

“Subsidiary” means, with respect to any Person, (A) any corporation, company, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the SPAC Transactions, this Indenture, the Subscription Agreement and the Security Documents, and the transactions contemplated hereby and thereby, including any amortization of such fees and expenses in any period.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a Shelf Registration Statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for Redemption or repurchase, as applicable, (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date or Fundamental Change Repurchase Date, as applicable, to the second anniversary of the Issue Date; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date or Fundamental Change Repurchase Date, as applicable, to the second anniversary of the Issue Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date or Fundamental Change Repurchase Date (or date of deposit in the case of a satisfaction and discharge) and (b) prior to such Redemption Date or Fundamental Change Repurchase Date, as applicable, file with the Trustee an Officer’s Certificate setting forth the Make-Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture in its capacity as such until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue or perfection of security interests.

“Unfunded Holdbacks” means, with respect to any acquisition or investment, all purchase price holdbacks (not deposited in an escrow account) and similar consideration, whether or not contingent, that is not due and payable to the sellers (or similar counterparty or beneficiary) in such investment or acquisition transaction as of the date of consummation thereof, but instead is (or may become) due and payable only after such date of consummation.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(b) the sum of all such payments;

provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. OTHER DEFINITIONS.

Term	Defined in Section
“Affiliate Transaction”	3.11	(a)
“Applicable Tax Law”	13.16
“Business Combination Event”	6.01	(A)
“Cash Interest”	2.05	(A)
“Common Stock Change Event”	5.09	(A)
“Conversion Agent”	2.06	(A)

“Conversion Consideration”	5.03	(B)(i)
“Default Interest”	2.05	(D)
“Defaulted Amount”	2.05	(D)
“Event of Default”	7.01	(A)
“Expiration Date”	5.05	(A)(v)
“Expiration Time”	5.05	(A)(v)
“Fractional Common Stock”	5.03	(B)(ii)
“Fundamental Change Notice”	4.02	(E)
“Fundamental Change Repurchase Right”	4.02	(A)
“Guaranteed Obligations”	9.01	(A)(ii)
“Guarantor Business Combination Event”	9.04	(A)
“Initial Notes”	2.03	(A)
“incur”	3.08	(a)
“incurrence”	3.08	(a)
“LCT Election”	1.04
“LCT Test Date”	1.04
“Notice of Conversion”	5.02	(A)(ii)
“Paying Agent”	2.06	(A)
“Participants”	2.01
“Permitted Debt”	3.08	(b)
“PIK Notes”	2.03	(C)
“PIK Payment”	2.03	(C)
“Redemption Notice”	4.03	(F)
“Reference Property”	5.09	(A)
“Reference Property Unit”	5.09	(A)
“Refunding Capital Stock”	3.12	(b)(ii)(A)
“Register”	2.06	(B)
“Registrar”	2.06	(A)
“Reporting Event of Default”	7.03	(A)
“Restricted Payments”	3.12	(a)
“Specified Courts”	13.07
“Spin-Off”	5.05	(A)(iii)(2)
“Spin-Off Valuation Period”	5.05	(A)(iii)(2)
“Stated Interest”	2.05	(A)
“Successor Corporation”	6.01	(A)(i)
“Successor Person”	5.09	(A)
“Tender/Exchange Offer Valuation Period”	5.05	(A)(v)
“Treasury Capital Stock”	3.12	(b)(ii)(A)

Section 1.03. RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(F) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(G) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(H) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(I) the term “interest,” when used with respect to a Note, includes any Special Interest, unless the context requires otherwise.

Section 1.04. LIMITED CONDITION TRANSACTIONS.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment, the making of a Restricted Payment or similar event), in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments (disregarding for the purposes of such pro forma calculation any borrowing under any revolving credit facility) and at the election of the Company, any other acquisition or similar Investment, Restricted Payment or Asset Sale that has not been consummated but with respect to which the Company has elected to test any applicable condition prior to the date of consummation in accordance with this paragraph, as if they had occurred at the beginning of the most recently completed four fiscal quarter period, the Company or any of its Restricted Subsidiaries could have taken such actions or consummated such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales).

For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in total assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (provided, for the avoidance of doubt, that the Company or any Restricted Subsidiary may rely upon any improvement in any such ratio, test or basket availability); (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.

Article 2. THE NOTES

Section 2.01. FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Applicable Procedures. Each Note will be dated as of the date of its authentication.

The Notes will be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on the Schedule of Principal Amount to the Global Note and recorded in the Register, as required by Section 2.06 hereof.

Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

Members of, or participants and account holders in, DTC (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee nor rights under such Global Note, and the Depositary or its nominee (as the case may be) may be treated by the Issuer, the Trustee and any agent of the Company or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Participants (as applicable), the operation of customary practices of such persons governing the exercise of the rights of a holder of a Book-Entry Interest in any Global Note.

Subject to the provisions of this Section 2.01, the registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a holder of a Book-Entry Interest in such Global Note is entitled to take under this Indenture or the Notes.

The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Depositary Participants.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY.

(A) Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic (e.g., “.pdf”) or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B) Authentication by the Trustee and Delivery.

(i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03. INITIAL NOTES AND ADDITIONAL NOTES.

(A) Initial Notes. On the Issue Date, there will be originally issued [one hundred seventy-five] million dollars ($[175],000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B) Additional Notes. With the consent of a majority of the Holders, the Company may, subject to the provisions of this Indenture (including Section 2.02), issue additional Notes (for the avoidance of doubt, no such consent shall be required for PIK Notes) with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes are not fungible with other Notes issued under this Indenture for U.S. federal income tax or U.S. federal securities laws purposes, then such additional Notes will be identified by a separate CUSIP number or by no CUSIP number.

(C) PIK Notes. If the Company elects to pay PIK Interest in respect of the Notes as set forth in Section 2.05 below, the Company may elect on or prior to the Interest Payment Date immediately preceding the relevant Interest Period (subject to the restrictions described in the form of Notes in Exhibit A) to either increase the outstanding principal amount of the Notes (if the Notes are held in registered form) or (if approved by the Trustee in its sole discretion) issue additional Notes and increase the principal amount outstanding (if the Notes are held in certificated form) (the “PIK Notes”) under this Indenture having the same terms as the Notes (in each case, a “PIK Payment”). Any PIK Notes will, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture.

Section 2.04. METHOD OF PAYMENT.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary as the registered Holder of such Global Note, by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration due upon conversion of, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company (or the Paying Agent) make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Accrual of Interest.

(i) Each Note will accrue interest at a rate per annum equal to eight percent (8.00%) with respect to interest paid in cash (“Cash Interest”) and nine and a half percent (9.50%) with respect to PIK Interest (together with the Cash Interest as the interest rate selected by the Company for any Interest Period, the “Stated Interest”), plus Special Interest on the Notes, if any, that may accrue pursuant to Section 7.03. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Special Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(ii) The Company shall elect on each Interest Payment Date, by notice to the Trustee, whether interest for the immediately following Interest Period shall be Cash Interest or PIK Interest (and not a combination thereof); provided that if the Company does not timely elect the form of interest payment, then the Company will be deemed to have selected PIK Interest (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default).

(B) Cash Interest.

(i) All accrued and unpaid Cash Interest on the Notes for the relevant Interest Period shall be paid in cash on the related Interest Payment Date.

(ii) The Company shall determine on each Interest Payment Date to pay Cash Interest or PIK Interest, and in the case of Cash Interest, to pay cash for the immediately following Interest Period; provided that if the Company does not timely elect the form of interest payment, then the Company will be deemed to have selected PIK Interest (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default).

(C) PIK Interest.

(i) Any PIK Interest (including Partial PIK Interest) on the Notes will be payable to Holders and (x) with respect to the Notes represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of an authentication order from the Company, record such increase in principal amount and (y) with respect to Notes represented by certificated Notes, by increasing the principal amount outstanding of such Notes on the books and records of the Registrar (or, in the Trustee’s sole discretion, by issuing PIK Notes in certificated form) in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole dollar), and the Trustee will, upon receipt of an authentication order and PIK Notes from the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be distributed to Holders, will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK Note” on the face of such PIK Note.

(ii) Notwithstanding anything to the contrary in this Indenture or the Notes, the payment of accrued and unpaid interest in connection with any repurchase of the Notes as described Article 4 of this Indenture and on the Maturity Date shall be made solely in cash.

(D) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest for the applicable Interest Period accrues plus 100 basis points, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest then due thereon will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest then due thereon to be paid on such payment date.

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) In addition to Default Interest, (but without duplication thereof) upon the occurrence and during the continuance of an Event of Default other than a Reporting Event of Default, to the extent lawful, interest on the Notes will accrue at a rate per annum equal to the rate per annum at which Stated Interest for the applicable Interest Period accrues plus 200 basis points, from, and including, the date that such Event of Default occurred to, but excluding, the date that such Event of Default has been cured.

(G) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or obligated by law, regulation or executive order to close or be closed will be deemed not to be a “Business Day.”

(H) On or prior to each Interest Payment Date, the Company shall deliver a written notice to the Holders, the Trustee, the Paying Agent and the Conversion Agent for the succeeding Interest Period. Such notice shall include:

(i) whether the Company will pay Cash Interest or PIK Interest and a reasonably detailed calculation thereof; and

(ii) any other information that may be reasonably requested by the Trustee or a Paying Agent in connection with the foregoing;

provided that if the Company does not timely elect the form of interest payment, then the Company will be deemed to have selected PIK Interest (and, for the avoidance of doubt, the failure to provide such notice will not constitute a Default or Event of Default).

Section 2.06. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(A) Generally. The Company will maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency where Notes may be presented for conversion (the “Conversion Agent”). The Company hereby designates the Corporate Trust Office of the Paying Agent, Registrar and Trustee as such offices. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and other agreement to be agreed between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. In all cases the Register shall be held, and the Registrar shall operate outside of the United Kingdom.

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent. In acting in such capacities under this Indenture and in connection with the Notes, the Trustee in such capacities will act solely as an agent of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for or with, any Holder.

Section 2.07. PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (viii) or (xi) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08. HOLDER LISTS.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09. LEGENDS.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(C) Restricted Note Legend.

(i) Each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii) If a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D) OID Legend. If a Note is issued with original issue discount for U.S. federal income tax purposes, each Note evidencing a Global Note or a Physical Note (and all Notes issued in exchange therefor or substitution thereof) will bear the OID Legend.

(E) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(F) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(G) Restricted Share Legend.

(i) Each Conversion Share will bear the Restricted Share Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Share Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Share Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(G), a Conversion Share need not bear a Restricted Share Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Share Legend.

Section 2.10. TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each such transfer or exchange of Physical Notes in the Register. Book Entry Interests in Global Notes will be transferred or exchanged in accordance with the Applicable Procedures of the Depositary.

(ii) Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii) The Company, the Guarantors, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Guarantors, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv) Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi) The Trustee will have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of Redemption or repurchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All payments to be made to Holders in respect of the Notes will be given or made only to or upon the order of the registered Holders (which is the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note will be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may rely and will be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(vii) Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(viii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ix) For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(B) Transfers and Exchanges of Global Notes.

(i) Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee in writing to cancel such Global Note pursuant to Section 2.15);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii) Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Applicable Procedures.

(C) Transfers and Exchanges of Physical Notes.

(i) Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Applicable Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii) Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2) if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,

then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Guarantors, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Guarantors, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws.

(E) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Guarantors, the Trustee and the Registrar may refuse to register the transfer of or exchange any Note that (i) has been surrendered for conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the applicable Redemption Price when due.

Section 2.11. EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED OR TO BE REPURCHASED PURSUANT TO A REPURCHASE UPON FUNDAMENTAL CHANGE OR REDEMPTION.

(A) Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion, redemption or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted, redeemed or repurchased, as applicable, which Physical Note will be converted, redeemed or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion, redemption or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion, redemption or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, taking any payments of PIK Interest into account; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12. [RESERVED.]

Section 2.13. REPLACEMENT NOTES.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to protect the Company, the Trustee and the Collateral Agent and that is satisfactory to the Trustee and the Collateral Agent to protect the Company, the Trustee and the Collateral Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.14. REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note.

Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Guarantors, the Trustee, the Collateral Agent and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company, the Guarantors, the Trustee and the Collateral Agent, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15. CANCELLATION.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16. NOTES HELD BY THE COMPANY OR ITS AFFILIATES.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes (if any) owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee or Collateral Agent is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee or Collateral Agent, as applicable, actually knows are so owned will be so disregarded.

Section 2.17. TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18. OUTSTANDING NOTES.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated (giving effect to, and as increased by, any payment of PIK Interest made thereon by increasing the aggregate principal amount of such Notes by an amount equal to the PIK Interest payable, rounded up to the nearest whole dollar), excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (D) or (E) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) PIK Notes. The aggregate principal amount of outstanding Notes shall from time to time be increased, as applicable, to reflect PIK Interest.

(D) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(E) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D).

(F) Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. REPURCHASES BY THE COMPANY.

Without limiting the generality of Section 2.15, the Company or its Subsidiaries may repurchase Notes in open market purchases or in negotiated transactions. In connection with any such repurchase, the Company may appoint a tender agent, in which case such tender agent may be the Paying Agent in connection with such repurchase.

Section 2.20. CUSIP AND ISIN NUMBERS.

The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders as applicable; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number; and (iii) the Trustee shall have no liability for any defect in the CUSIP or ISIN numbers as they appear on any Note, notice or elsewhere. The Company will promptly notify the Trustee, in writing, of any change in the CUSIP or ISIN number(s) identifying any Notes.

Section 2.21. REGISTRATION RIGHTS AGREEMENT.

The Holders are entitled to the benefits of the Registration Rights Agreement. Neither the Trustee nor the Collateral Agent shall have any obligation to monitor or enforce the terms of the Registration Rights Agreement.

Section 2.22. LISTING.

The Company shall use its best endeavors to secure and maintain the listing and admission to trading of the Notes on The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) for so long as any Notes are outstanding or, if it is unable to do so having used its best endeavors, use best endeavors to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Company may decide provided that such new stock exchange is a “recognized stock exchange” or a “multilateral trading facility” for the purposes of section 1005 or section 987 of the Income Tax Act 2007 (respectively).

Article 3. COVENANTS

Section 3.01. PAYMENT ON NOTES.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B) Deposit of Funds. Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

(C) PIK Interest. PIK Interest shall be considered paid on the date due if on such date the Trustee has received (i) a written order, pursuant to Section 2.05, from the Company signed by an Officer to increase the balance of any Global Note to reflect such PIK Interest or (ii) a written order, to increase the balance of a Physical Note on the books and records of the Registrar to reflect such PIK Interest. For the avoidance of doubt, the Trustee shall not be obligated to authenticate such additional Notes representing PIK Interest unless approved by the Trustee in its sole discretion.

Section 3.02. EXCHANGE ACT REPORTS.

(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has furnished or filed pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) to the Trustee will be for informational purposes only, and the Trustee’s receipt of such reports will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively and conclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, content or timeliness if any report hereunder.

Section 3.03. RULE 144A INFORMATION.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants under this Indenture (as to which the Trustee is entitled to rely exclusively and conclusively on Officer’s Certificates).

Section 3.04. [RESERVED.]

Section 3.05. COMPLIANCE AND DEFAULT CERTIFICATES.

(A) Annual Compliance Certificate. Within one hundred twenty (120) days after December 31, 2022 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred and is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B) Default Certificate. If a Default or Event of Default occurs, then the Company will, within 30 days after its first occurrence, promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to deliver such notice if such Default or Event of Default, as applicable, has been cured within the applicable grace period, if any, provided herein.

Section 3.06. STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee or the Collateral Agent by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07. ACQUISITION OF NOTES BY THE COMPANY AND ITS AFFILIATES.

Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.08. LIMITATION ON INCURRENCE OF INDEBTEDNESS.

(a)

The Company will not, nor will the Company permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Debt), issue Disqualified Capital Stock or issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), issue Disqualified Capital Stock or issue Preferred Stock, if (i) the Consolidated Total Leverage Ratio of the Company

and its Restricted Subsidiaries (on a consolidated combined basis) for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been no greater than 5.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period and (ii) such Indebtedness, Disqualified Capital Stock or Preferred Stock has a final scheduled maturity date or liquidation preference date later than the final scheduled maturity date of the Notes.

(b)	The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(i)	Indebtedness represented by the Initial Notes (as increased from time to time by PIK Interest), including the Guarantees thereof, and any PIK Notes;

(ii)

any Indebtedness of the Company or of any of its Restricted Subsidiaries owing to the Company or any of its Restricted Subsidiaries; provided, however, if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness shall be expressly subordinated to the prior payment in full in cash of the Notes;

(iii)	any Indebtedness to finance Capital Lease Obligations in the ordinary course of business, in an amount not to exceed $10,000,000; and

(iv)	Indebtedness pursuant to the PGE Facility in an aggregate principal amount of €5,000,000;

(v)	any Indebtedness arising in connection with customary joint venture arrangements;

(vi)	endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(vii)	non-recourse Indebtedness incurred by the Company or any of its Subsidiaries to finance the payment of insurance premiums of such Person;

(viii)	Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(ix)

Indebtedness arising from customary cash management and treasury services (including, without limitation, merchant services, direct deposit of payroll, check cashing services, overdraft facilities, foreign exchange services, controlled disbursement services, automated clearinghouse transactions, any direct debit scheme or arrangement, and interstate depository network services), employee credit card programs and the honoring of check, draft of similar instrument against insufficient funds or from the endorsement of instruments for collection, in each case, in the ordinary course of business and not representing Indebtedness for borrowed money;

(x)	Indebtedness consisting of corporate credit card obligations incurred in the ordinary course of business;

(xi)	Subordinated Indebtedness;

(xii)

hedging obligations entered into in the Company’s or any of its Subsidiaries’ ordinary course of business for the purpose of hedging currency risks or interest rate risks (but not for speculative purposes);

(xiii)	Indebtedness of the Company or any Guarantor in an aggregate principal amount, together with any refinancing in respect thereof, not to exceed $10,000,000 at any time; and

(xiv)

Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, Indebtedness that was permitted pursuant to this Section 3.08 (other than Section 3.08(b)(iv)).

(c)

For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. However, Indebtedness incurred under the PGE Facility will be deemed to have been incurred pursuant to Section 3.08(b)(iv) and may not be reclassified. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest (including interest paid in kind) or dividends in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 3.08.

(d)

For purposes of determining compliance with any United States dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the United States Dollar Equivalent determined on the date of the incurrence of such Indebtedness (or in the case of revolving debt on the date first committed); provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to United States dollars covering all principal, premium, if any, and interest, if any, payable on such Indebtedness, the amount of such Indebtedness expressed in United States dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the United States Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such United States Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, or (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the United States Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. Increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this covenant.

Section 3.09. LIMITATION ON LIENS SECURING INDEBTEDNESS.

The Company will not, nor will the Company permit any of its Restricted Subsidiaries to create, assume or suffer to exist any Lien to secure Indebtedness on any property or assets now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries except for Permitted Liens.

Section 3.10. LIMITATION ON ASSET SALES.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including, but not limited to, by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with, such Asset Sale) at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii) at least 75% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents.

If the Company or any of its Restricted Subsidiaries consummates one or more Asset Sales resulting in aggregate proceeds in excess of $5,000,000, the Company shall either (a) within 365 days after receipt of such proceeds, make (I) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Subsidiary, (II) capital expenditures or (III) an investment in other non-current assets (other than Cash Equivalents, in the case of each of (I), (II) and (III), in each case (x) used or useful in a Similar Business or (y) to replace the businesses, properties and/or assets that are the subject of such Asset Sale); or (b) to the extent any proceeds from an Asset Sale have not been applied or invested in accordance with clause (a) above within the time periods set forth above, make an offer, in any event within 10 Business Days of the expiry of the 365-day period, to repurchase such amount of Notes outstanding on the date of the consummation of such Asset Sale that may be purchased out of such unapplied proceeds, at an amount equal to the applicable Redemption Price at the time of receipt of such proceeds.

Section 3.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

(a)

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $2,000,000 per annum, the terms of such transaction have been approved by a majority of the members of the Board of Directors.

Any Affiliate Transaction shall be deemed to have satisfied the requirements of clause (ii) of this Section 3.11(a) if such Affiliate Transaction is approved by a majority of the disinterested directors of the Company.

(b)	The provisions of Section 3.11(a) hereof shall not apply to the following:

(i) (A) transactions between or among the Company or any of its Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(ii) payments by the Company or any of its Restricted Subsidiaries, (A) to reimburse for any out-of-pocket costs and expenses incurred in connection with the provision of any management, advisory, consulting or other similar services, (B) for indemnification and similar expenses, (C) for customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, which payments are approved by the majority of the Board of Directors in good faith,

(iii) (A) employment agreements, employee benefit and incentive compensation plans and arrangements, and (B) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements;

(iv) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s- length basis;

(v) any agreement or arrangement as in effect as of the Issue Date, or any amendment or replacement thereto (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Company to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);

(vi) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders, shareholders, investor rights or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, materially disadvantageous in the good faith judgment of the Company to the Holders than those in effect on the Issue Date;

(vii) the Merger and the payment of all fees and expenses related to the Merger;

(viii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services or providers of employees or other labor that are Affiliates, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(ix) the issuance or transfer of (A) any Equity Interests and (B) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(x) sales of accounts receivable, or participations therein, or accounts receivable, royalty or other revenue streams and other rights to payment and any other assets, or other transactions, in connection with any Indebtedness permitted under this Indenture;

(xi) any payments pursuant to any management equity plan or stock or share option plan or any other management or employee benefit plan or agreement or any stock or share subscription or shareholder agreement that are, in each case, approved by the Company in good faith; and any employment agreements, stock or share option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements that are, in each case, approved by the Company in good faith;

(xii) (A) investments by Affiliates in securities or loans or other Indebtedness of the Company or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and payments to Affiliates in respect of securities or loans or other Indebtedness of the Company or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(xiii) payments to or from, and transactions with, any customers, clients, joint ventures or joint venture partners, suppliers, purchasers or sellers of goods or services in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(xiv) payments by the Company and its Subsidiaries pursuant to, or the entry into, tax sharing agreements among the Company and its Subsidiaries;

(xv) any lease entered into between the Company or any of its Restricted Subsidiaries, as lessee, and any Affiliate of the Company, as lessor, which is approved by the Company in good faith;

(xvi) non-exclusive intellectual property licenses and research and development agreements in the ordinary course of business or consistent with past practice;

(xvii) the payment of customary fees and reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equityholders of the Company pursuant to any equityholders, registration rights or similar in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(xviii) [Reserved]; and

(xix) (A) any transactions with a Person which would constitute an Affiliate Transaction solely because the Company or its Restricted Subsidiary owns an equity interest in or otherwise controls such Person or (B) transactions with a Person which would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter including such other Person.

Section 3.12. LIMITATION ON RESTRICTED PAYMENTS.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution on account of the Company’s, or any of its Restricted Subsidiaries’, Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A) dividends, payments and distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or

(B) dividends, payments and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation, in each case held by a Person other than the Company or a Restricted Subsidiary;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A) any Indebtedness permitted under Section 3.08; or

(B) the payment, redemption, purchase, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, redemption, purchase, repurchase, defeasance or acquisition or retirement; or

(iv) make any Restricted Investment,

(all such payments and other actions set forth in clauses (i) through (iv) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”); provided that the Company or a Restricted Subsidiary may make a Restricted Investment if:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Investment;

(2) the Company would, at the time of such Restricted Investment and after giving pro forma effect thereto as if such Restricted Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 3.08(a) hereof; and

(3) such Restricted Investment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (v) through (ix), and (xi) through (xx) of Section 3.12(b)), is less than the sum, without duplication, of an amount (which shall not be less than zero) equal to 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Investment.

(b) The provisions of Section 3.12(a) hereof shall not prohibit:

(i) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”), including any accrued and unpaid dividends thereon, or Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries, in exchange for, or in an amount not to exceed the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock, and (C) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 3.12(b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the prepayment, defeasance, redemption, repurchase, exchange or other acquisition or retirement of (1) Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or in an amount not to exceed the proceeds of the sale of, new Indebtedness of the Company, or a Guarantor or Disqualified Stock of the Company, or a Guarantor made within 120 days of such incurrence or issuance of new Indebtedness or Disqualified Stock or (2) Disqualified Stock of the Company or a Guarantor made by exchange for, or in an amount not to exceed the proceeds of the sale of, Disqualified Stock of the Company or a Guarantor made within 120 days of such issuance of Disqualified Stock, so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) paid on the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(B) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(C) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, a date that is at least 91 days after the maturity date of the Notes); and

(D) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes); and

(iv) a Restricted Payment by the Company to redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock or shares, stock or share appreciation rights or other equity-linked interests issued with respect to any such Equity Interests) to redeem, retire, acquire or repurchase its Equity Interests (or any options, warrants, restricted stock or shares, stock or share appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests), in each case, held directly or indirectly by Permitted Payees, upon or in connection with the death, disability, retirement or termination of employment or service of, or breach of restrictive covenants by, any such Person or otherwise in accordance with any stock or share option or stock or share appreciation rights plan, any management, director and/or employee stock or share ownership or incentive plan, stock or share subscription plan, stock or share subscription or equity incentive award agreement, employment termination agreement or any other employment agreements or equity holders’ agreement:

(A) so long as the aggregate amount of Restricted Payments made pursuant to this clause (A) in any fiscal year does not exceed $2,000,000; provided that any unused amounts pursuant to this clause (A) during any fiscal year shall carry forward into succeeding fiscal years;

(B) with the Net Cash Proceeds obtained from any key-man life insurance policies; and

(C) with the amount of any cash bonuses otherwise payable to any Permitted Payee that are foregone in exchange for the receipt of Equity Interests of the Company pursuant to any compensation arrangement, including any deferred compensation plan;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary of the Company;

(vi) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 3.12(b);

(vii) [Reserved];

(viii) payments made or expected to be made by the Company or any of its Restricted Subsidiaries in respect of withholding or similar taxes payable upon or in connection with the exercise or vesting of Equity Interests or any other equity award by any Permitted Payee and any repurchases or withholdings of Equity Interests in connection with the exercise or vesting of stock or share options, warrants or the issuance of restricted stock units or similar equity-based awards or payments in lieu of the issuance of fractional Equity Interests with respect to stock or share options, warrants, restricted stock units or similar equity-based awards;

(ix) Restricted Payments that are made (a) with the proceeds of Excluded Contributions received following the Issue Date or (b) without duplication with clause (a), in an amount not to exceed the cash proceeds from a sale, conveyance, transfer or other disposition in respect of property or assets acquired after the Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(x) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (x) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been converted to, Cash Equivalents)) not to exceed $2,000,000 at such time (in the case of a Restricted Investment, determined on the date such Investment is made, with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value, plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments);

(xi) distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person in connection with, any financing permitted under this Indenture;

(xii) any Restricted Payment made to satisfy indemnity or other similar obligations or any other earnouts, purchase price adjustments, working capital adjustments and any other payments under the Business Combination Agreement;

(xiii) [Reserved];

(xiv) mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment so long as the amount of such redemptions are no greater than the amount that constituted such Restricted Payment or Permitted Investment;

(xv) payments or distributions to dissenting stockholders or shareholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with any Permitted Investment or a consolidation, merger or transfer of assets;

(xvi) the repurchase, redemption or other acquisition of Equity Interests of the Company or any of its Restricted Subsidiaries deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Company or any of its Restricted Subsidiaries, in each case, permitted under this Indenture;

(xvii) redemptions in whole or in part of any of the Company’s Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;

(xviii) Restricted Payments by the Company to satisfy dissenters’ rights (including in connection with, or as a result of, the exercise of appraisal rights and the settlement of any claims or actions, whether actual, contingent or potential), pursuant to or in connection with any acquisition, merger, amalgamation or consolidation or Asset Sale or any other transaction permitted under this Indenture;

(xix) any Restricted Payment made on or about the Issue Date in connection with the SPAC Transactions for the redemption, prepayment, defeasance or other acquisition or retirement for value of any Indebtedness consisting of Convertible Debt Instruments (which shall only be mandatorily exchangeable for Common Stock) and Permitted Non-Convertible Debt (each as defined in the Subscription Agreement); and

(xx) Restricted Payments (other than Restricted Payments in pursuant to Section 3.12(b)(xix)) made by the Company the proceeds of which are applied (A) on or about the Issue Date, solely to effect the consummation of the SPAC Transactions, (B) on and after the Issue Date, to satisfy any payment obligations owing, or as otherwise required, in connection with the SPAC Transactions or any acquisition permitted under this Indenture or other Investment not prohibited under this Indenture (including, in each case, payment of working capital and/or purchase price adjustments) and to pay related transaction costs and (C) to satisfy any settlement of claims or actions in connection with the SPAC Transactions or any acquisition permitted under this Indenture or other Investment not prohibited under this Indenture or to satisfy indemnity or other similar obligations in connection with the SPAC Transactions or any acquisition permitted under this Indenture or other Investment not prohibited under this Indenture.

(c) For purposes of determining compliance with this Section 3.12, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xx) of Section 3.12(b) hereof and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Company will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (i) through (xx) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 3.12.

(d) All of the Company’s Subsidiaries shall be Restricted Subsidiaries.

(e) For the avoidance of doubt, this Section 3.12 shall not restrict the making of any AHYDO catch-up payment with respect to, and required by the terms of, any Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

Section 3.13. RETENTION OF CASH.

Merger Sub II and/or its Restricted Subsidiaries shall retain on their balance sheets consolidated cash or Cash Equivalents of the Company in excess of ten million ($10,000,000).

Section 3.14. GUARANTORS AND JOINT VENTURES

(a) The Company shall cause each of its Restricted Subsidiaries (other than an Excluded Subsidiary) to become a Guarantor by executing an amended or supplemental indenture pursuant to Section 8.01(B).

(b) The Company shall use commercially reasonable efforts to cause any joint venture or Similar Business to become a Guarantor by executing an amended or supplemental indenture pursuant to Section 8.01(B).

(c) Any Investments in the Capital Stock or Indebtedness of a joint venture or Similar Business shall be made only by the Company or a Guarantor, and such Capital Stock shall form part of the Collateral pursuant to the Security Documents.

Section 3.15. MATERIAL IP

(a)

The Company and the Guarantors shall own all Material IP and no Material IP shall be permitted to be transferred (including, without limitation, any sale, disposition, investment, restricted payment or otherwise) by the Company or any Guarantor to any Person.

(b)	Notwithstanding anything to the contrary in this Indenture, the Company and the Guarantors may transfer any Material IP, provided, that such transfer is

(i)	made in the ordinary course of business as determined in good faith by the Company; and

(ii)	the value of such sale and transfer does not exceed (A) $5,000,000 in any single transaction and (B) $15,000,000 in all such transactions in the aggregate.

Section 3.16. ADDITIONAL AMOUNTS1

(a)

All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including payments of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, and payments of cash and/or deliveries of the Common Stock or any other consideration (together with payments of cash for any Fractional Common Stock) upon conversion, shall be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) unless such withholding or deduction is required by law or by the relevant taxing authority’s interpretation or administration thereof. In the event that any such withholding or deduction is so required by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident for tax purposes (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), the Company or any successor to the Company shall pay or deliver to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)	for or on account of:

(A)	any applicable taxes that would not have been imposed but for:

(1)

the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or

[1]	Note to Weil: Why is this Additional Amounts and the corresponding redemption right needed given this is a U.S. issuer?

corporation) of such Note and the Relevant Jurisdiction (other than merely acquiring or holding such Note, receiving cash and/or Common Stock or other consideration due on conversion of such Note or the receipt of payments or the enforcement of rights thereunder) including, without limitation, such Holder or beneficial owner (or such other Person described in the above parenthetical) being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)

the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on, such Note or the payment of cash and/or the delivery of Common Stock (together with payment of cash for any Fractional Common Stock) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for, unless the Holder or beneficial owner would have been entitled to such Additional Amounts on the last day of the 30 day period;

(3)

the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, to the extent such Holder or beneficial owner is legally entitled, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or

(4)	the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B)

any applicable tax imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner of such Note who would have been able to avoid such applicable tax by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;

(C)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar applicable tax;

(D)	any applicable tax that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the Notes;

(E)

any applicable tax withholding or deduction required by Sections 1471 through 1474 of the Code (“FATCA”), any current or future treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(F)	any combination of applicable taxes referred to in the preceding clauses (A), (B), (C), (D) or (E); or

(ii)

with respect to any payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), and interest, including any Additional Interest, and premium, if any, on, such Note or the payment of cash and/or delivery of Common Stock (together with payment of cash for any Fractional Common Stock) or other consideration upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)

Any reference in this Indenture or the Notes in any context to the payment of cash and/or the delivery of Common Stock (together with payment of cash for any Fractional Common Stock) or other consideration upon conversion of any Note or the payment of principal of (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) and any premium or interest on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 3.16.

(c)	Notwithstanding any other provisions, the Company or its successor, the Trustee and the Paying Agent shall be entitled to make any withholding or deduction pursuant to FATCA.

(d)

If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, it will make such deduction in the minimum amount required by law and will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if official receipts are not obtainable, an Officer’s Certificate evidencing the payment of any applicable taxes so deducted or withheld.

(e)

Notwithstanding anything to the contrary in this Agreement, a transferee of a Note shall not be entitled to receive any greater payment under this Article 3, with respect to such Note, than its transferor would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the transferee acquired the applicable Note.

(f)

By acceptance of any Note, each Holder agrees that it will (i) on or prior to its acquisition of a Note, provide the Company with an accurate, executed and complete U.S. Internal Revenue Service Form W-9, and (ii) from time to time with reasonable promptness (A) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required by Law to be filed or provided by or on behalf of such Holder in order to avoid or reduce any such tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the Relevant Taxing Jurisdiction and (B) provide the Company with such information with respect to such Holder as the Company may reasonably request in order to complete any such Forms.

(g)

If any payment is made by the Company to or for the account of a Holder after deduction for or on account of any applicable taxes, and increased payments are made by the Company pursuant to this Article 3, then, if such Holder at its sole discretion exercised in good faith determines that it has received or been granted a refund of such applicable taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such Holder shall, in its sole discretion exercised in good faith, determine to be attributable to the relevant applicable taxes or deduction or withholding. Notwithstanding anything to the contrary in this paragraph (g), in no event will such Holder be required to pay any amount pursuant to this paragraph (g) the payment of which would place such Holder in a less favorable net after-tax position than it would have been in if the applicable tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. Nothing herein contained shall interfere with the right of such Holder to arrange its tax affairs in whatever manner it thinks fit and, in particular, such Holder shall not be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 13(a)(ii)) oblige such Holder to disclose any information relating to its tax affairs or any computations in respect thereof.

(h)

If the Company makes payment to or for the account of a Holder and such holder is entitled to a refund of the applicable tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

Article 4. REPURCHASE AND REDEMPTION

Section 4.01. NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

Section 4.02. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date (including as a result of the payment of the related Fundamental Change Repurchase Price and any related interest pursuant to the proviso to Section 4.02(D) on the Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable Book-Entry Interest in such Notes in accordance with the Applicable Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the sum of (i) the principal amount of such Note, (ii) the Make-Whole Premium as of the date of repurchase and (iii) accrued and unpaid interest, on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change. If a Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(G) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(G), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date to, but excluding, the Fundamental Change Repurchase Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice.

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice;

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x) the CUSIP numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2)    the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3)    that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Applicable Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Applicable Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)    Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)    if such Note is a Physical Note, the certificate number of such Note;

(2)    the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)    the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Applicable Procedures (and any such withdrawal notice delivered in compliance with the Applicable Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable Book-Entry Interest in such Note in accordance with the Applicable Procedures).

(G)    Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental

Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Applicable Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s Book-Entry Interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Applicable Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations to offer to repurchase and to repurchase Notes pursuant to this Section 4.02 conflict with any federal and/or state securities law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of those obligations.

(I) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. RIGHT OF THE COMPANY TO REDEEM THE NOTES.

(A) Right to Redeem the Notes. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all but not part of the Notes at any time, and from time to time, on a Redemption Date for a cash purchase price equal to the relevant Redemption Price.

(B) Redemption Principal Amount. The Redemption Principal Amount for any Note called for Redemption shall be determined as follows:

(i) If called for Redemption before the Shelf Effectiveness Date, the Redemption Principal Amount of such Note shall be equal to an amount that is the greater of (a) the principal amount of such Note and (b) the sum of one-tenth (1/10th) of the product of (y) the Conversion Rate on a given VWAP Trading Day and (z) the Daily VWAP per share of Common Stock on such VWAP Trading Day, for each of the ten (10) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after the relevant Redemption Date.

(ii) If called for Redemption on or after the Shelf Effectiveness Date, the Redemption Principal Amount will be an amount in cash equal to the principal amount of the Note being redeemed.

Notwithstanding the foregoing, at any time prior to 30 days after the Issue Date, the Company may, at its option, upon at least 5 calendar days’ written notice, repurchase from the Holders an aggregate principal amount of the Notes such that the aggregate principal amount of the Notes beneficially owned by the Subscriber after such repurchase is no less than $100 million at a redemption price in cash equal to the principal amount of the Notes so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The Trustee shall have no obligation to monitor or enforce the Company’s compliance with the foregoing.

Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for Redemption on the applicable Redemption Date.

(C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable Book-Entry Interests in such Notes in accordance with the Applicable Procedures).

(D) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than forty-five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(E) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the sum of (i) the relevant Redemption Principal Amount (as set forth in clause (B) of this Section 4.03), (ii) the Make-Whole Premium as of the Redemption Date and (iii) accrued and unpaid interest, on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (in the case of Global Notes, payable in accordance with the Applicable Procedures) (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(G) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(G), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date to, but excluding, such Redemption Date. Notwithstanding anything to the contrary in this Indenture and the Notes, all interest solely for purposes of this Section 4.03 shall be calculated as if the Company elected Cash Interest consisting exclusively of cash.

(F) Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”); and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice.

Such Redemption Notice must state:

(i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption; and

(vii) the CUSIP and ISIN numbers, if any, of the Notes called for Redemption.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Paying Agent and the Conversion Agent.

(G) Selection and Conversion of Notes to Be Redeemed in Part. If less than all Notes then outstanding are called for Redemption, then:

(i) the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Physical Notes, the Trustee will select the Notes to be redeemed (in an Authorized Denomination) by lot, on a pro rata basis or in such other manner as it shall deem appropriate and fair; and

(ii) if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(H) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, any interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

Section 4.04. OPTIONAL REDEMPTION FOR CHANGES IN THE TAX LAWS OF THE RELEVANT JURISDICTION.

(A) The Company may redeem the Notes, in whole but not in part (except in respect of Holders that elect otherwise as described below), at the Company’s option (a “Tax Redemption”) at a redemption price equal to the redemption price payable as set forth in Section 4.03(E), plus accrued and unpaid interest, if any, to, but excluding, the date fixed by the Company for redemption (“Tax Redemption Price”) (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case Special Interest accrued to the Special Interest Payment Date, if any, will be paid to the Holder of record as of the close of business on such Regular Record Date, and the Tax Redemption Price shall be equal to the redemption price payable as set forth in Section 4.03(E)) if on the next date on which any amount would be payable or delivery owed in respect of the Notes (or, in the case of any Additional Amounts with respect to conversion consideration, the next date on which a Holder may exercise its conversion rights), the Company would be required to pay any Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available to the Company (provided that changing the Company’s jurisdiction is not, a reasonable measure for purposes of this Section 4.04(A)), as a result of:

(i) any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a Relevant Jurisdiction that is not announced before and becomes effective after the date of the Subscription Agreement (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction on a date after the date of the Subscription Agreement, such later date); or

(ii) any amendment to, or change in, an official interpretation or application regarding such laws, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in administrative practice that is not announced before, and becomes effective after the Issue Date (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction on a date after the Issue Date, such later date) (any such amendment or change described in clauses (i) or (ii), a “Change in Tax Law”).

(B) Notices of Tax Redemption.

(i) In case the Company exercises its Tax Redemption right pursuant to Section 4.04(A), it shall fix a date for Tax Redemption (each, a “Tax Redemption Date”) and it shall deliver or cause to be delivered a written notice of such Tax Redemption (a “Notice of Tax Redemption”) not less than forty-five (45) nor more than sixty (60) days prior to the Tax Redemption Date to the Trustee, the Paying Agent, the Conversion Agent and each Holder of Notes (the date such notice is delivered, the “Tax Redemption Notice Date”).

The Tax Redemption Date must be a Business Day. Simultaneously with providing a Notice of Tax Redemption, the Company shall publish, or cause to be published, a notice containing the information set forth in such Notice of Tax Redemption on the Company’s website or through such other public medium as the Company may use at that time.

(ii) In the case of Additional Amounts payable with respect to amounts other than potential conversion consideration, the Company will not give any such Notice of Tax Redemption earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts, and, at the time such Notice of Tax Redemption is given, the obligation to pay Additional Amounts must remain in effect.

(iii) The Notice of Tax Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Tax Redemption in the manner herein provided or any defect in the Notice of Tax Redemption to the Holder of any Note designated for Tax Redemption shall not affect the validity of the proceedings for the Tax Redemption of any other Note.

(iv) Each Notice of Tax Redemption shall specify:

(1) the Tax Redemption Date;

(2) the Tax Redemption Price;

(3) the place or places where such Notes are to be surrendered for payment of the Tax Redemption Price;

(4) that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that the Special Interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(5) that Holders may surrender all or any portion of their Notes for conversion at any time on or after the Tax Redemption Notice Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date;

(6) that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee written notice to that effect not later than the 15th calendar day prior to the Tax Redemption Date;

(7) that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth in this Indenture;

(8) that, on and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes (whether upon conversion, repurchase, maturity or otherwise), and all subsequent payments with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of the

Relevant Jurisdiction, provided that a Holder complying with the requirements for conversion described under Section 5.02 before the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date will be deemed to have validly delivered a notice of its election not to have its Notes redeemed, and the Company, will pay Additional Amounts, if any are due, with respect to such Holder’s conversion of its Notes;

(9) the Conversion Rate (including any Additional Shares added thereto for Holders that convert their at any time from, and including, the Tax Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the related Tax Redemption Date); and

(10) the CUSIP, ISIN, Common Code or other similar numbers, if any, assigned to such Notes.

A Notice of Tax Redemption shall be irrevocable.

(C) Payment of Notes Called for Tax Redemption.

(i) If any Notice of Tax Redemption has been given in respect of the Notes in accordance with Section 4.04(B), the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Notice of Tax Redemption and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Tax Redemption, the Notes shall be paid and redeemed by the Company at the applicable Tax Redemption Price.

(ii) The Company will, subject to Section 4.04, deposit with the Paying Agent (or any other agent appointed for this purpose by the Company), or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.07 on or prior to 10:00 a.m., New York City time, on the Tax Redemption Date an amount of cash in immediately available funds, sufficient to pay the Tax Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Tax Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Tax Redemption Price.

(D) Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to such Notes).

Article 5. CONVERSION

Section 5.01. RIGHT TO CONVERT.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. A Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture;

(4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such notice is withdrawn in accordance with Section 4.02(F); or (b) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture; and

(5) Physical Notes may not be converted within ten (10) Business Days prior to a mandatory exchange of Physical Notes for Global Notes.

Section 5.02. CONVERSION PROCEDURES.

(A) Generally.

(i) Global Notes. To convert a Book-Entry Interest in a Global Note, the owner of such Book-Entry Interest must (1) comply with the Applicable Procedures for converting such Book-Entry Interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D).

(ii) Physical Notes. To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the notice of conversion attached to such Physical Note or a facsimile of such notice of conversion; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) (a notice pursuant to the Applicable Procedures as set forth in (A) or a notice of conversion attached to a Physical Note as set forth in this (A), a “Notice of Conversion”).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(D) Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (w) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) [Reserved]; (y) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (z) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, any Redemption Date described in clause (w) above and any Fundamental Change Repurchase Date described in clause (y) above, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date or other applicable Interest Payment Date to Holders as of the Close of Business on the Regular Record

Date immediately before the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty.

(F) Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any written notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the Business Day following the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. SETTLEMENT UPON CONVERSION.

(A) [Reserved.]

(B) Conversion Consideration.

(i) Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion.

(ii) Cash in Lieu of Fractional Shares. If the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon conversion of any Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share (“Fractional Common Stock”) in an amount equal to the product of (1) such fraction and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Applicable Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(C) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(C) and 5.09, the Company will deliver the Conversion Consideration due upon the conversion of any Note to the Holder on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will deliver the Conversion Consideration due upon such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the Maturity Date.

(D) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 5.04. COMMON STOCK TO BE FULLY PAID.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares of Common Stock or Common Stock held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion. Each Conversion Share delivered upon conversion of any Note will be duly and validly issued, fully paid, non-assessable and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note to be admitted for listing on such exchange or quotation on such system.

Section 5.05. ADJUSTMENTS TO THE CONVERSION RATE.

(A) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Company effects a stock or share split or a stock or share combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii) in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder or shareholder rights plan, except to the extent provided in Section 5.05(F);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for Common Stock, as to which Section 5.05(A)(v) will apply; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such

Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), if the Conversion Date for a Note to be converted occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of shares of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), if the Conversion Date for a Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(vi) Future Issuances. In the event the sum of (a) cash proceeds received by the Company from the private placement of Capital Stock (including Preferred Stock) or Indebtedness convertible into Capital Stock to parties other than Subscriber, and (b) the aggregate cash held in trust from the Company’s initial public offering, is at least $75 million as of the consummation of the SPAC Transactions, then:

at any time prior to the second-year anniversary of the Issue Date, in the event the Company issues Capital Stock (including Preferred Stock) or Indebtedness convertible into Capital Stock following the Issue Date with a weighted average issue price (or conversion price) per share in any such transaction (or series of related transactions) lower than the then-current Conversion Price, then the Conversion Price shall be adjusted downward to 115% of such average price per share of such transaction (or series of related transactions), subject to a minimum Conversion Price of $8.00 per share of Common Stock (subject to proportionate adjustment for stock or share dividends, stock or share splits or stock or share combinations with respect to the Common Stock), provided that there shall be no adjustment if 115% of such average price per share of such transaction is equal to or greater than the then applicable Conversion Price;

otherwise,

at any time prior to the Maturity Date, in the event the Company issues Capital Stock (including Preferred Stock) or Indebtedness convertible into Capital Stock following the Issue Date with a weighted average issue price (or conversion price) per share in any such transaction (or series of related transactions) lower than the then-current Conversion Price, then the Conversion Price shall be adjusted downward to 115% of such average price per share of such transaction (or series of related transactions), subject to a minimum Conversion Price of $6.00 per share of Common Stock (subject to proportionate adjustment for stock or share dividends, stock or share splits or stock or share combinations with respect to the Common Stock), provided that there shall be no adjustment if 115% of such average price per share of such transaction is equal to or greater than the then applicable Conversion Price;

provided, further, however, that in each case above there shall be no adjustment to the Conversion Price whatsoever resulting from the first $50 million of aggregate gross proceeds raised from the issuance in one or more offerings of Capital Stock (including Preferred Stock) or Indebtedness convertible into Capital Stock following the Issue Date.

Notwithstanding anything in this Section 5.05(A)(vi) to the contrary, the rights and obligations of the Company contained in this Section 5.05(A)(vi) shall not apply in connection with the issuance of any of the following:

(1) securities issued pursuant to stock splits, stock dividends or similar transactions;

(2) securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Issue Date (as set forth in the Subscription Agreement);

(3) [Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Company pursuant to equity incentive plans or agreements approved by the Board of Directors;]2

(4) securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions that are primarily for purposes other than raising capital;

(5) additional shares of Common Stock issuable to investors in the PIPE Transactions (as defined in the Subscription Agreement) pursuant to the adjustment provisions of the subscription agreements entered into in connection with the PIPE Transactions so long as the PIPE Adjustment (as set forth in the Subscription Agreement) has been consummated; and

(6) securities issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners, in each case, that are primarily for purposes other than raising capital and the terms of which business relationship with such entity are approved by the Board of Directors.

(B) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock or share split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

[2]	NTD: TBD, based on exhibit being prepared.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5) solely a change in the par value of the Common Stock; or

(6) accrued and unpaid interest, if any, on the Notes.

(C) [Reserved.]

(D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Note is to be converted;

(ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii) the Conversion Consideration due upon such conversion includes any whole share of Common Stock; and

(iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be converted;

(iii) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(F) Stockholder or Shareholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder or shareholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder or shareholder rights plan, unless such rights have separated from the shares of Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).

(G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(I) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock; and (ii) exclude Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Common Stock held in its treasury).

(J) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made by the Company and will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(K) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send written notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. [RESERVED.]

Section 5.07. [RESERVED.]

Section 5.08. [RESERVED.]

Section 5.09. EFFECT OF COMMON STOCK CHANGE EVENT.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock or share splits and stock or share combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change,” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity, if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder or shareholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares, shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the effective date of such Common Stock Change Event.

(C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Section 5.10. RESPONSIBILITY OF TRUSTEE AND CONVERSION AGENT

The Trustee and Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to (a) determine whether a supplemental indenture needs to be entered into or (b) determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.09 relating either to the kind or amount of shares of stock or shares or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company will be obligated to deliver to the Trustee and the Conversion Agent prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 5.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 5.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely.

Article 6. SUCCESSORS

Section 6.01. WHEN THE COMPANY OR GUARANTORS MAY MERGE, ETC.

(A) Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly incorporated and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes, and the Successor Corporation will take such action (or agree to take such action) and deliver such agreements, instruments, or documents as may be necessary or appropriate to cause any property or assets that constitute Collateral owned by or transferred to the Successor Corporation to be subject to the Liens of the Collateral Agent in the manner and to the extent required under this Indenture;

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing; and

(iii) the Company or the Successor Corporation, if not the Company, shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02. SUCCESSOR CORPORATION SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Article 7. DEFAULTS AND REMEDIES

Section 7.01. EVENTS OF DEFAULT.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii) a default for thirty (30) consecutive days in (x) the payment of interest and/or (y) the crediting of PIK Interest or issuance of PIK Notes, as applicable, when due on any Note;

(iii) the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice pursuant to Section 4.04(B);

(iv) a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(v) a default in the Company’s obligations under Section 6.01(A) or in any Guarantor’s obligations under Section 9.04;

(vi) a default in any of the Company’s obligations or agreements, or in any Guarantor’s obligations or agreements, under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity; or

(3) entitles any creditor of Company or any of the Company’s Subsidiaries to declare any indebtedness due and payable prior to its specified maturity as a result of an event of default (however described);

in each case, prior to the expiration of the grace period provided in such indebtedness on the date of such indebtedness;

(viii) any Guarantee ceases to be in full force and effect except as otherwise provided in this Indenture or any Guarantor denies or disaffirms its obligations under its Guarantee;

(ix) one or more final judgments being rendered against the Company or any of the Company’s Subsidiaries for the payment of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(x) the Company, any Guarantor or any of their Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due;

(xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against the Company, the Guarantors or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company, the Guarantors, or any of their Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company, the Guarantors, or any of their Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least sixty (60) days;

(xii) unless such Liens have been released in accordance with the provisions of this Indenture or the Security Documents, the Liens in favor of the Holders of the Notes with respect to Collateral having a fair market value in excess of $5,000,000 cease to be valid or enforceable (other than as a result of the action or inaction of the Trustee or the Collateral Agent) and such default continues for 30 days;

(xiii) the failure by the Company or any Guarantor to comply for sixty (60) days after notice to the Company or such Guarantor by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole; or

(xiv) failure by the Company to comply with its obligations under the Registration Rights Agreement, which, in the reasonable determination of Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, is not caused by circumstances beyond the Company’s control.

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. ACCELERATION.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(viii), 7.01(A)(xi), 7.01(A)(xi), or 7.01(A)(xii) occurs with respect to the Company or any Guarantor (and not solely with respect to a Significant Subsidiary of the Company or any Guarantor), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(viii), 7.01(A)(x), 7.01(A)(xi), or 7.01(A)(xii) with respect to the Company or any Guarantor and not solely with respect to a Significant Subsidiary of the Company or any Guarantor) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03. SOLE REMEDY FOR A FAILURE TO REPORT.

(A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, the earlier of (x) the date such Reporting Event of Default is cured or waived and (y) such one hundred and eighty first (181st) calendar day.

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable in arrears on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof for the duration of the period on which Special Interest accrues; provided, however, that in no event will Special Interest payable at the Company’s election pursuant to Section 7.03(A) as the sole remedy for any Reporting Event of Default accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be in addition to the Stated Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest pursuant to Section 7.03(A); and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note pursuant to Section 7.03(A), then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note pursuant to Section 7.03(A) on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. OTHER REMEDIES.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. CONTROL BY MAJORITY.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 11.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any Holders) or may involve the Trustee in liability, unless the Trustee is offered , and if requested, provided security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08. ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 11.06.

Section 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. PRIORITIES.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee, the Collateral Agent, the other Note Agents and their agents and attorneys for amounts due under this Indenture, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent or the other Note Agents and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will deliver in writing, at least fifteen (15) calendar days before such record date, to each Holder, the Trustee and the Collateral Agent a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as Trustee or the Collateral Agent, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors, the Trustee and the Collateral Agent (if applicable) may amend or supplement this Indenture, the Notes or the Security Documents without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B) add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C) further secure the Notes or any Guarantee;

(D) add to the Company’s or any Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s or any Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 and Article 9, as applicable;

(F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

(G) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee, Note Agent or Collateral Agent;

(H) provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(I) [Reserved];

(J) comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(K) comply with the rules of the Depositary in a manner that does not adversely affect the rights of any Holder; or

(L) make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

Section 8.02. WITH THE CONSENT OF HOLDERS.

(A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors, the Trustee and the Collateral Agent (if applicable) may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture, the Notes or the Security Documents or waive compliance with any provision of this Indenture, the Notes or the Security Documents. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture, the Notes or the Security Documents, or waiver of any provision of this Indenture, the Notes or the Security Documents, may:

(i) reduce the principal, or change the stated maturity, of any Note;

(ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the conversion rights of any Note;

(v) impair the absolute rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking in respect of right of payment or lien priority of the Notes or the Guarantees;

(vii) other than in accordance with the provisions of this Indenture, modify any Guarantee or release any Guarantee or a Guarantor from its obligations under this Indenture, in each case, in any manner materially adverse to the Holders;

(viii) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(ix) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(x) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture, the Notes or the Security Documents that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii), (iv) and (v) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

Notwithstanding the foregoing, the Company, the Guarantors and the Trustee may, with the consent of the Holders representing not less than seventy-five percent in aggregate principal amount of the Notes then outstanding, amend or modify the definition of “Fundamental Change” or the other definitions used in such definition.

(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders, the Trustee and the Collateral Agent (if applicable) notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05. NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee (at the direction of the Company) or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06. TRUSTEE AND COLLATERAL AGENT TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee and the Collateral Agent will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s or the Collateral Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee and the Collateral Agent will be entitled to receive, and (subject to Sections 11.01 and 11.02) will be fully protected in relying on, in addition to the documents required by Section 13.02, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is the legal, valid and obligation of the Company (and any Guarantor) and binding and enforceable against each in accordance with its terms.

Article 9. Guarantees

Section 9.01. GUARANTEES.

(A) Generally. By its execution of this Indenture (by any amended or supplemental indenture pursuant to Section 8.01(B)), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 9, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture, the Notes or the other Notes documents, that:

(i) the principal of, any interest on, and any Conversion Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, or any Conversion Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, (clause (i) and (ii) collectively, the “Guaranteed Obligations”), in each case subject to Section 9.02.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B) Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor other than payment or performance in full of Guaranteed Obligations (other than contingent obligations that have yet to accrue). Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete payment or performance of the Guaranteed Obligations (other than contingent obligations that have yet to accrue) in accordance with this Indenture and the Notes.

(C) Reinstatement of Guarantee Upon Return of Payments. If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder, the Trustee or the Collateral Agent, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(D) Subrogation. Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.

Section 9.02. LIMITATION ON GUARANTOR LIABILITY.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Collateral Agent, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or fraudulent conveyance under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 9.03. EXECUTION AND DELIVERY OF GUARANTEE.

The execution by each Guarantor of this Indenture (by an amended or supplemental indenture pursuant to Section 8.01(B)) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at each Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

Section 9.04. WHEN GUARANTORS MAY MERGE, ETC.

(A) Generally. No Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company or another Guarantor) (a “Guarantor Business Combination Event”), unless (1) the resulting, surviving or transferee Person is such Guarantor or, if not such Guarantor, expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture) all of such Guarantor’s obligations under this Indenture and the Notes and any Security Documents as may be necessary to grant a perfected security interest over the Collateral held by such Guarantor; provided that (a) such surviving Guarantor shall be incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia and (b) no Default or Event of Default shall exist, or would result from such Guarantor Business Combination Event or (2) the transaction is in compliance with Section 3.10.

Notwithstanding the foregoing, any Guarantor may merge, consolidate, amalgamate or wind up with or into or transfer all or part of its properties and assets to the Company without regard to the requirements set forth in this Section 9.04(A).

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture and any Security Documents) complies with Section 9.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.

(C) Successor Corporation Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 9.04(A) and Section 9.04(B), the Successor Corporation of the Guarantor (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Corporation of the Guarantor had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.

Section 9.05. APPLICATION OF CERTAIN PROVISIONS OF THE GUARANTORS.

(A) Officer’s Certificates and Opinions of Counsel. Upon any request or application by any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Trustee and the Collateral Agent will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 13.02 with the same effect as if each reference to the Company in Section 13.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.

(B) Company Order. A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.

(C) Notices and Demands. Any notice or demand that this Indenture requires or permits to be given by the Trustee or the Collateral Agent, or by any Holders, to the Company may instead be given to any Guarantor.

Section 9.06. RELEASE OF GUARANTEES.

Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company, the Trustee or the Collateral Agent is required for the release of such Guarantor’s Guarantee, upon:

(A) (i) any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of all or substantially all of the assets of such Guarantor, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture and, (a) in the case the transferee Person is not the Company or a Subsidiary, such sale, exchange, transfer or other disposition is in compliance with Section 3.10 or (b) unless such sale, exchange, transfer or other disposition is with or to the Company, the surviving or transferee Person expressly assumes such Guarantor’s obligations in accordance with Section 9.04;

(ii) the merger, consolidation or amalgamation of any Guarantor with and into the Company, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Company; or

(iii) the merger, consolidation or amalgamation of any Guarantor with and into a Subsidiary of the Company where such Subsidiary is the surviving Person, if such merger, consolidation or amalgamation is not prohibited by the applicable provisions of this Indenture and such Subsidiary expressly assumes such Guarantor’s obligations in accordance with Section 9.04; and

(B) the Company and such Guarantor delivering to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and release have been complied with.

Article 10. SATISFACTION AND DISCHARGE

Section 10.01. TERMINATION OF COMPANY’S OBLIGATIONS.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);

(C) the Company has paid all other amounts payable by it under this Indenture; and

(D) the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 11 and Section 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request contained in an Officer’s Certificate and at the expense of the Company, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 10.02. REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 10.03. REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 10.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 10.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 11. TRUSTEE

Section 11.01. DUTIES OF THE TRUSTEE.

(A) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual or written knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(B) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall have no affirmative duty to verify the contents thereof.

(C) The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct, except that:

(i) this paragraph will not limit the effect of Section 11.01(B);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06; and

(iv) no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties under this Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

(D) Each provision of this Indenture that in any way relates to the Trustee is subject to this Section 11.01 and Section 11.02, regardless of whether such provision so expressly provides.

(E) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to the provisions of this Section 11.01.

(H) The Trustee will not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (except in its capacity as Paying Agent pursuant to the terms of this Indenture) or any records maintained by any co-note registrar with respect to the Notes.

(I) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.

(J) Under no circumstances will the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 11.02. RIGHTS OF THE TRUSTEE.

(A) The Trustee may conclusively rely on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B) Before the Trustee acts or refrains from acting, it may require, and may conclusively rely on, an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F) The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered and, if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder).

(G) The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and will incur no liability of any kind by reason of such inquiry or investigation.

(I) The Trustee will not be required to give any bond or surety in respect of the execution of the trusts, powers, and duties under this Indenture.

(J) The permissive rights of the Trustee enumerated herein will not be construed as duties. The Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture.

(K) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(L) The Trustee will not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Note) unless written notice of any event that is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, the Company and this Indenture and states that it is a notice of Default or Event of Default.

(M) Neither the Trustee nor any Note Agent will have any responsibility or liability for any actions taken or not taken by the Depositary.

(N) The Trustee, the Collateral Agent and the Note Agents are hereby authorized and directed to execute and deliver each Notes document to which it is a party, binding the Holders to the terms thereof.

(O) Notwithstanding anything to the contrary in this Indenture, the Trustee will have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument or contract, nor will the Trustee be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or contract, whether or not a copy of such agreement has been provided to the Trustee, including, without limitation, the Subscription Agreement, any Proposed Term Sheet, the Business Combination Agreement or the Registration Rights Agreement.

Section 11.03. INDIVIDUAL RIGHTS OF THE TRUSTEE.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of charge any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture and the other Notes documents, including its right to be compensated, reimbursed and indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, the Collateral Agent and each Note Agent, custodian and other Person retained to act under this Indenture. For the avoidance of doubt, each reference to the Trustee in the Article 11 shall also be deemed to be a reference to the Collateral Agent and the other Note Agents.

Section 11.04. TRUSTEE’S DISCLAIMER.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 11.05. NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (in accordance with Section 11.02(L)), then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer (in accordance with Section 11.02(L)); provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest, if any, on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 11.06. COMPENSATION AND INDEMNITY.

(A) The Company will, from time to time, pay the Trustee (acting in any capacity hereunder) reasonable compensation for its acceptance of this Indenture and services under this Indenture as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B) The Company will indemnify and hold harmless the Trustee (acting in any capacity hereunder) against any and all losses, liabilities or expenses (including, without limitation, attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture (including, without limitation, attorneys’ fees and expenses) against the Company (including this Section 11.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Trustee will promptly notify the Company of any claim for which it may seek indemnity (other than any claim brought by the Company), but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 11.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense at the expense of the Company. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld. The indemnification provided in this Section 11.06 will extend to the officers, directors, agents and employees of the Trustee and any successor Trustee under this Indenture.

(C) The obligations of the Company under this Section 11.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D) To secure the Company’s payment obligations in this Section 11.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E) If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (viii) or (xi) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 11.07. REPLACEMENT OF THE TRUSTEE.

(A) Notwithstanding anything to the contrary in this Section 11.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 11.07.

(B) The Trustee may resign at any time and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) calendar days’ prior written notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by providing no less than thirty (30) calendar days’ prior written notice to the Trustee and the Company. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 11.09;

(ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(C) If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 11.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 11.06(D).

Section 11.08. SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee under this Indenture and will have and succeed to the rights, powers, duties, immunities and privileges of its predecessor without any further act or the execution or filing of any instrument or paper.

Section 11.09. ELIGIBILITY; DISQUALIFICATION.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least fifty million dollars ($50,000,000) as set forth in its most recent published annual report of condition.

Article 12. COLLATERAL AND SECURITY

Section 12.01. SECURITY DOCUMENTS

The due and punctual payment of the principal of, premium, if any, and interest on the Notes and other amounts due hereunder including the Guaranteed Obligations when and as the same shall be due and payable, subject to any applicable grace period, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture shall be secured by the Collateral pursuant to the terms of the Security Documents. The Security Documents shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral subject to Permitted Liens.

Section 12.02. RECORDING AND OPINIONS

(A) The Company shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents, to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Holders as security for the obligations under this Indenture, the Notes, any Guarantees and the Security Documents, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens; provided that, notwithstanding anything to the contrary under this Indenture or any Security Document, the Company and the Guarantors shall not be required (A) to perfect the security interests and/or Liens granted by the Security Documents by any means other than by (1) filings pursuant to the UCC in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Company or such Guarantor, (2) filings in United States government offices with respect to registered and applied for United States Intellectual Property owned by the Company or any Guarantor, (3) filing or recording in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent and required to grant a Mortgage in Material Real Property and (4) use their best efforts to cause all cash of such Company or such Guarantors, as applicable, to be held in a deposit account that is subject to a tri-party account control agreement in favor of the Collateral Agent and maintained by a branch office located within the United States of America and (B) to complete any filings or other action with respect to the perfection of the security interests, including of any intellectual property, created under the Security Documents in any jurisdiction outside of the United States. The Company shall from time to time promptly file and pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(B) The Company shall furnish to the Collateral Agent, at such times as would be required by Section 314(b) of the Trust Indenture Act if this Indenture were qualified thereunder, commencing [•], 2023, an Opinion of Counsel to the effect that, either (i) other than actions that have been taken, no further action was necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Share Charge and for which perfection under the UCC of the Company’s or applicable Guarantor’s jurisdiction of organization may occur by the filing of a UCC-1 financing statement with the appropriate filing office of the applicable party’s jurisdiction of organization or (ii) if any actions are so required to be taken, to specify such actions.

(C) The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and the Company will, and will cause each Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens to the extent required by this Indenture and the Security Documents, as from time to time constituted.

Section 12.03. RELEASE OF COLLATERAL

(A) The Liens of the Collateral Agent created by the Security Documents shall not at any time be released on all or any portion of the Collateral from the Liens created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.

(B) The release of any Collateral from the Liens created by the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. The Company and the Guarantors shall not be required to comply with Section 314(d) of the Trust Indenture Act in connection with any release of Collateral. For the avoidance of doubt, the automatic release of any current assets constituting Collateral in connection with the sale, lease or other similar disposition of such inventory of the Company and the Guarantors in the ordinary course of business shall not require delivery of any reports, certificates, opinions or other formal documentation.

Section 12.04. SPECIFIED RELEASES OF COLLATERAL

(A) Collateral shall be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided in this Indenture. The Liens securing the Collateral shall be automatically released without the need for further action by any Person under any one or more of the following circumstances:

(i) in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by the Company or any Guarantor (other than to the Company or any Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer, disbursement or disposition;

(ii) in whole with respect to the Collateral of any Guarantor, upon the release of the Guarantee of such Guarantor in accordance with this Indenture;

(iii) in whole or in part, as applicable, as to all or any portion of the Collateral which has been taken by eminent domain, condemnation or similar circumstances; and

(iv) in part, in accordance with the applicable provisions of the Security Documents.

(B) Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents, if any, have been met, and any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge or authorize the filing by Company or the Guarantors of such instruments or releases (in form reasonably satisfactory to the Collateral Agent) reasonably requested by the Company in order to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture, the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent.

Section 12.05. RELEASE UPON SATISFACTION AND DISCHARGE OR AMENDMENT

(A) The Liens on all Collateral granted under the Security Documents that secure the Notes and the Guarantees shall be automatically terminated and released without the need for further action by any Person:

(i) upon the full and final payment and performance of the Company’s and the Guarantors’ respective obligations under this Indenture, the Notes and the Guarantees (other than contingent obligations that have yet to accrue);

(ii) upon satisfaction and discharge of this Indenture as described under Article 10; or

(iii) with the written consent of Holders of at least 66-2/3% in aggregate principal amount of the outstanding Notes.

(B) Upon the request of the Company contained in an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents have been met, any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge or authorize the filing by the Company or the Guarantors of such instruments or releases to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture, or the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent and to be in a form reasonably acceptable to the Collateral Agent.

Section 12.06. FORM AND SUFFICIENCY OF RELEASE AND SUBORDINATION

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company or a Guarantor, and the Company or such Guarantor requests, pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents to the release of such Collateral have been met, that (a) the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, or, (b) to the extent applicable to such Collateral, take all action that is necessary or reasonably requested by the Company in writing (in each case at the expense of the Company) to release and reconvey to the Company or such Guarantor, without recourse, such Collateral or deliver such Collateral in its possession to the Company or such Guarantor, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge (without any recourse, representation and warranty) and deliver to and/or authorize the filing by the Company or such Guarantor (in the form prepared by the Company at the Company’s sole expense) such an instrument (in form reasonably satisfactory to the Collateral Agent) promptly or take such other action so requested, including deliver to the Company or such Guarantor applicable Collateral in Collateral Agent’s possession after satisfaction of the conditions set forth herein for delivery of any such release.

Section 12.07. PURCHASER PROTECTED

No purchaser or grantee of any property or rights purported to have been released from the Lien of this Indenture or of the Security Documents shall be bound to ascertain the authority of the Trustee or the Collateral Agent, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 12.08. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE COLLATERAL AGENT UNDER THE SECURITY DOCUMENTS

(A) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, appoints U.S. Bank Trust Company, National Association as Collateral Agent consents to the terms of and agrees that the Collateral Agent shall, and the Collateral Agent is hereby authorized and directed to, execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, binding the Holders to the terms thereof, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression or satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall not be required to make or give and shall be fully protected in not making or giving any determination, consent, approval, request or direction without the written direction of the Holders of at least 66-2/3% in aggregate principal amount of then outstanding Notes, the Trustee or the Company, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Further, the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered, and if requested, provided to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against any loss, cost, liability or expense which might be incurred by the Collateral Agent in compliance with such direction or request and then only to the extent required by the terms of this Indenture.

(B) No provision of this Indenture or the Security Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(C) So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in writing in connection with any action required or permitted by this Indenture or the Security Documents. During the continuance of an Event of Default, the Trustee, or the requisite Holders pursuant to Section 7.05, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(D) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of at least 66-2/3% in aggregate principal amount of then outstanding Notes subject to this Article 12.

Section 12.09. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 7.11 and the other provisions of this Indenture. Such funds shall be held on deposit by the Trustee without investment (unless otherwise provided in this Indenture), and the Trustee shall have no liability for interest or other compensation thereon.

Section 12.10. ACTION BY THE COLLATERAL AGENT

Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith and with reasonable care.

Neither the Trustee nor Collateral Agent shall be responsible for (i) the existence, genuineness or value of any of the Collateral; (ii) the validity, perfection, priority or enforceability of the Liens intended to be created by this Indenture or the Security Documents in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final non-appealable order of a court of competent jurisdiction not subject to appeal)); (iii) the sufficiency of the Collateral; (iv) the validity of the title of the Company and the Guarantors to any of the Collateral; (v) insuring the Collateral; (vi) any action taken or omitted to be taken by it under or in connection with this Indenture or the Security Documents or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction) or (vii) any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture. The Company and the Guarantors shall be responsible for the maintenance of the Collateral and for the payment of taxes, charges or assessments upon the Collateral. For the avoidance of doubt, nothing herein shall require the Collateral Agent or the Trustee to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created and described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Indenture or the Security Documents) and such responsibility shall be solely that of the Company. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or to inspect the properties, books, or records of the Company or any of its Affiliates.

Section 12.11. COMPENSATION AND INDEMNITY.

(A) The Company shall pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Security Documents and services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and reasonable and documented out-of-pocket expenses incurred or made by it in connection with Collateral Agent’s duties under this Indenture and the Security Documents, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct or gross negligence.

(B) The Company and the Guarantors shall, jointly and severally, indemnify the Collateral Agent and any predecessor Collateral Agent and each of their agents, employees, officers and directors for, and hold them harmless against, any and all losses, liabilities, claims, damages or expenses (including the fees and expenses of counsel to the Collateral Agent and any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including, without limitation (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company or the Guarantors and (ii) the costs and expenses of enforcing this Indenture and the Security Documents against the Company and the Guarantors (including this Section 12.11) and defending itself against or investigating any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, claim, damage or expense shall have been determined by a court of competent jurisdiction to have been attributable to its willful misconduct or gross negligence. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder, except to the extent the Company or the Guarantors are materially prejudiced thereby. At the Collateral Agent’s sole discretion, the Company and the Guarantors shall defend any claim or threatened claim asserted against the Collateral Agent, with counsel reasonably satisfactory to the Collateral Agent, and the Collateral Agent shall cooperate in the defense at the Company’s and the Guarantors’ expense. The Collateral Agent may have separate U.S. counsel (and one separate foreign counsel in each applicable non-U.S. jurisdiction) and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

(C) The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture whether or not expressly stated therein, including but not limited to the right to be compensated, reimbursed and indemnified under Section 11.06, in the acceptance, execution, delivery and performance of the Security Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture or the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(D) The obligations of the Company and the Guarantors under this Section 12.11 shall survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

Section 12.12. POST-CLOSING COLLATERAL

To the extent the Company and the Guarantors are not able to execute and deliver all Security Documents required in connection with the creation and perfection of the Liens of the Collateral Agent on the Collateral (to the extent required by this Indenture or such Security Documents) on or prior to the Issue Date, the Company and the Guarantors will use their commercially reasonable efforts to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by this Indenture or such Security Documents, within the time period required by the Security Documents.

Article 13. MISCELLANEOUS

Section 13.01. NOTICES.

Any notice or communication by the Company or the Trustee (including in its capacity as Collateral Agent and any Note Agent) to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

To: [•]

Attn: [•]

Email: [•]

with a copy (which will not constitute notice) to:

[•]

Attn: [•]

Email: [•]

If to the Paying Agent, Registrar, Trustee or Collateral Agent:

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107

Attn: Account Administration (Getaround Notes)

Email: Benjamin.krueger@usbank.com

The Company, the Paying Agent, the Registrar, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Applicable Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature), in English, and signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Indenture as to the other parties hereto and will be deemed to be their original signatures for all purposes; provided, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless express agreed to by the Trustee pursuant to procedures approved by the Trustee. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Applicable Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 13.02. DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture (other than the Opinion of Counsel described in (B) with respect to the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee and the Collateral Agent:

(A) an Officer’s Certificate in form reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B) an Opinion of Counsel in form reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 13.03. STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 13.04. RULES BY THE TRUSTEE, THE REGISTRAR AND THE PAYING AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Collateral Agent, Conversion Agent, Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.06. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS OF THE NOTES BY THEIR ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 13.07. SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 13.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 13.09. SUCCESSORS.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 13.10. FORCE MAJEURE.

The Trustee, the Collateral Agent and each Note Agent will not incur any liability for not performing or for any delay in performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, act of God, earthquakes, fires, floods, sabotage, epidemics, pandemics, riots, interruptions loss or malfunction of utilities, computer (hardware or software) or communications service, accidents, acts of war, civil or military unrest, labor disputes, acts of civil or military authority or governmental actions, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.11. U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 13.12. CALCULATIONS.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, Cash Interest, PIK Interest, the Redemption Principal Amount, the Redemption Price and accrued interest on the Notes and the Conversion Rate. None of the Trustee, the Paying Agent, the Registrar nor the Conversion Agent will have any liability or responsibility for any calculation under this Indenture or in connection with the Notes, any information used in connection with such calculation or any determination made in connection with a conversion. For the avoidance of doubt, the Trustee will not be obligated to make or confirm any calculations called for under this Indenture or the Notes.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations in writing to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 13.13. SEVERABILITY; ENTIRE AGREEMENT.

If a court of competent jurisdiction declares any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, written or oral.

Section 13.14. COUNTERPARTS.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 13.15. TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

GETAROUND, INC.

By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[Signature Page to Indenture]

U.S BANK TRUST COMPANY, NATIONAL
ASSOCIATION , AS TRUSTEE, PAYING AGENT, REGISTRAR AND COLLATERAL AGENT

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert OID Legend, if applicable]

[Insert Non-Affiliate Legend]

GETAROUND, INC.

8.00% / 9.50% Convertible Senior Secured PIK Toggle Note due 2027

CUSIP No.: [___]	Certificate No. [___]
ISIN No.: [___]

Getaround, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note and as increased by the PIK Interest on the books and records of the Registrar pursuant to the Indenture)]1 on [•], 2027 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: [•] and [•] of each year, commencing on [•], 2022.

Regular Record Dates: [•] and [•] immediately preceding each Interest Payment Date (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Getaround, Inc. has caused this instrument to be duly executed as of the date set forth below.

GETAROUND, INC.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

GETAROUND, INC.

8.00% / 9.50% Convertible Senior Secured PIK Toggle Note due 2027

This Note is one of a duly authorized issue of notes of Getaround, Inc., a Delaware corporation (the “Company”), designated as its 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of [•], 2022 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as paying agent, registrar, trustee and collateral agent. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [•], 2022.

Stated Interest will accrue as Cash Interest or PIK Interest in accordance with Section 2.05(A).

2. Maturity. This Note will mature on [•], 2027, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture. PIK Interest will be paid in the manner set forth in Section 2.05(B) of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11. Registration Rights. The Holder of this Note is entitled to registration rights as set forth in the Subscription Agreement.

12. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

13. No Personal Liability of Directors, Officers, Employees and Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

14. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

16. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Getaround, Inc.
[Address]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee or Common Depositary

[1]	Insert for Global Notes only.

NOTICE OF CONVERSION

GETAROUND, INC.

8.00% / 9.50% Convertible Senior Secured PIK Toggle Note due 2027

Subject to the terms of the Indenture, by executing and delivering this Notice of Conversion, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ [2] aggregate principal amount of

the Note identified by CUSIP No.                 and Certificate No.                 .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[2]	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

GETAROUND, INC.

8.00% / 9.50% Convertible Senior Secured PIK Toggle Note due 2027

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ [1] aggregate principal amount of

the Note identified by CUSIP No.                 and Certificate No.                 .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be an Authorized Denomination.

ASSIGNMENT FORM

GETAROUND, INC.

8.00% / 9.50% Convertible Senior Secured PIK Toggle Note due 2027

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐ Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐ Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐ Such Transfer is being made pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act).

4.

☐ Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.

5.

☐ Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

If item 5 is checked and such transfer is being made pursuant to a privately negotiated transaction exempt from the registration requirement under the Securities Act of 1933 to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” as defined in rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act, the transferee must complete and execute the acknowledgment on the next page.

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” as defined in rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D. The undersigned acknowledges that the transferor is relying, in transferring the within Note pursuant to a privately negotiated transaction exempt from the registration requirement under the Securities Act of 1933, as amended, and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to section 3.03 of the Indenture.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR THEREOF OR OF A BENEFICIAL INTEREST HEREIN OR THEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF GETAROUND, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR (1) SHALL RECEIVE THE TRANSFEROR ACKNOWLEDGMENT AND TRANSFEREE ACKNOWLEDGMENT AND (2) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN SUBSCRIPTION AGREEMENT, DATED [•], 2022, AMONG THE COMPANY AND THE SUBSCRIBER (AS DEFINED IN THE INDENTURE, DATED AS OF [•], 2022 BETWEEN THE COMPANY AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS PAYING AGENT, REGISTRAR, TRUSTEE AND COLLATERAL AGENT).

B1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN..

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR

SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

B3-1

EXHIBIT B-4

FORM OF OID LEGEND

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. A HOLDER MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: GETAROUND, INC. [•], ATTN: [•].

B4-1

Exhibit C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[    ] Supplemental Indenture (this “Supplemental Indenture”), dated as of         among Getaround, Inc. (the “Company”), _______ (the “Guaranteeing Subsidiary”), a subsidiary of the Company, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of [•], 2022, providing for the issuance of an unlimited aggregate principal amount of 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01(B) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 9 thereof.

Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy, which may be delivered by facsimile or PDF transmission,

C-1

shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto will be deemed to be their original signatures for all purposes. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Representations and Warranties by Guaranteeing Subsidiary. The Guaranteeing Subsidiary hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.

[Signature pages follow]

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GETAROUND, INC.

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit D

[INSERT DATE]

To:

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107

Attn: Account Administration (Getaround Notes)

Email: Benjamin.krueger@usbank.com

(as “Paying Agent” and “Trustee”))

RE. CASH / PIK INTEREST NOTIFICATION TO TRUSTEE AND PAYING AGENT FOR USD [•] 8.00% / 9.50% CONVERTIBLE SENIOR SECURED PIK TOGGLE NOTES DUE 2027 (ISIN: [INSERT ISIN]), (THE “NOTES”)

Dear Sirs,

We refer to the indenture dated [INSERT DATE], between, among others, Getaround, Inc., as issuer (the “Company”), U.S. Bank Trust Company, National Association, as paying agent (the “Paying Agent”), as registrar (the “Registrar”), as trustee (the “Trustee”) and as collateral agent (the ”Collateral Agent”) (the “Indenture”). Capitalized terms not defined herein are otherwise defined in the Indenture.

In accordance with Section 2.05(A)(ii) of the Indenture, we hereby give notice to the Trustee (with a copy to Paying Agent) of the Issuer’s intention to elect that interest due on the Interest Payment Date [INSERT INTEREST PAYMENT DATE] shall be [Cash Interest at 8.00% / PIK Interest at 9.50% (delete as appropriate).

If Cash Interest is elected, the Company will pay such amount [INSERT USD AMOUNT] to the Paying Agent on the Interest Payment Date.

If PIK Interest is elected, such PIK Interest will be reflected on the Notes by increasing the principal amount outstanding of the Notes.

Yours sincerely,

[•]

Exhibit E

FORM OF SUBORDINATION AGREEMENT

[To come separately]